Exhibit 99.2

MERGER AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

PAINCARE HOLDINGS, INC.,

PAINCARE ACQUISITION COMPANY XXII, INC.,

CAREFIRST MEDICAL ASSOCIATES, P.A.

AND

RANDALL W. RODGERS, D.O.

EXECUTION DATE: JANUARY 6, 2006.

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MERGER AGREEMENT AND PLAN OF REORGANIZATION

THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made and entered into effective the 6th day of January, 2006 (the “Execution Date”) by and among PAINCARE HOLDINGS, INC., a Florida corporation (“PainCare”), PAINCARE ACQUISITION COMPANY XXII, INC., a Florida corporation (“Subsidiary”), in which PainCare and the Subsidiary are sometimes collectively referred to herein as the “Acquiring Companies,” CAREFIRST MEDICAL ASSOCIATES, P.A., a Texas professional association (the “Company”), and RANDALL W. RODGERS, D.O. (the “Shareholder”).  PainCare, Subsidiary, the Company and the Shareholder are sometimes referred to herein singly as a “Party” and collectively as the “Parties.”

RECITALS

A.

PainCare is in the business of acquiring the non-medical assets of medical practices and entering into management services agreements with practices entities associated with the acquired practices;

B.

PainCare desires to enter into this Agreement in order for the Subsidiary, which is a wholly-owned subsidiary of PainCare, to acquire all of the assets of the Company by the Merger (as hereinafter defined);

C.

In connection with this acquisition, the Company has transferred all of its rights, title and interest in its medical assets to a newly formed Texas professional corporation, CareFirst Medical Associates & Pain Rehabilitation, PC (hereinafter the “New PC”) and PainCare desires to have Subsidiary enter into a management services agreement with the New PC, and the management services agreement is the significant inducement for the Subsidiary to acquire the non-medical assets of the Company;

D.

The Company owns all of the non-medical assets associated with and manages the New PC’s medical practice (hereinafter sometimes called the “Business”) at 403 Street, Highway 110, North, Whitehouse, Texas 75791 (hereinafter sometimes called the “Center”) and the Shareholder is a licensed medical provider in the State of Texas and owns all of the issued and outstanding shares of the Company and the New PC;

E.

REC Inc., a Texas corporation (“REC”) is the management and billing company for the Company and simultaneously with the execution of this Agreement, the Acquiring Companies, REC and Robert Carpenter, D.C. (“Carpenter”) will enter into that certain Merger Agreement and Plan of Reorganization, whereby REC will be merged into the Subsidiary;

F.

All of the Parties hereto desire to enter into this Agreement to effectuate the Merger of the Company with and into Subsidiary pursuant to the terms and conditions of this Agreement; and

G.

It is the intention of the Parties for the Merger contemplated herein to qualify as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

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NOW, THEREFORE, in consideration of the premises and the promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the receipt and adequacy of which are hereby conclusively acknowledged, the Parties, intending to become legally bound, hereby agree as follows:

TERMS AND CONDITIONS

1.

DEFINITIONS.  All capitalized words that are not capitalized for purposes of grammar and which are not defined in the text of this Agreement are defined terms with their definitions set forth on Exhibit 1.

2.

TRANSACTION.

2.1

Transaction.  Upon the terms and subject to the conditions hereof and in accordance with the provisions of the Texas Corporation Law (the “Texas Act”) and the Florida Business Corporation Act (the “Florida Act”), the Company shall be merged with and into Subsidiary (the “Merger”) and the separate existence of the Company shall thereupon cease, and Subsidiary, as the surviving corporation (the “Surviving Corporation”), shall continue to exist under and be governed by the Florida Act (the “Transaction”).

2.2

Effect of the Merger.  At and after the Statutory Merger Time, as defined in Section 2.3 below, the effect of the Merger shall, in all legal respects, be as provided in the Texas Act and the Florida Act.

2.3

Filing of Certificates of Merger.  The Merger shall be legally effected by the filing at the time of the Closing or as soon as practicable thereafter, of the Articles of Merger, substantially in the form of Exhibit 2.3 attached hereto, with the Secretary of the State of Florida and the Articles of Merger with the Secretary of State of Texas in accordance with the provisions of the Florida Act and the Texas Act, respectively (the Articles of Merger to be filed with the Secretary of State of Florida and the Articles of Merger to be filed with the Secretary of State of Texas being hereinafter referred to collectively as the “Articles of Merger,” and the first time at which the Articles of Merger are both effective hereinafter being referred to as the “Statutory Merger Time”).  The Parties shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

2.4

Articles of Incorporation.  As of the Statutory Merger Time, the articles of incorporation of Subsidiary, as in effect immediately prior to the Statutory Merger Time in the form attached to this Agreement as Exhibit 2.4, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

2.5

Bylaws.  As of the Statutory Merger Time, the bylaws of Subsidiary, as in effect immediately prior to the Statutory Merger Time in the form attached to this Agreement as Exhibit 2.5, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with its terms and applicable law.

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2.6

Directors and Officers.  As of the Statutory Merger Time, the directors and officers of Subsidiary immediately prior to the Statutory Merger Time shall be the directors and officers of the Surviving Corporation.  Each director and officer of the Surviving Corporation shall hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation.  The Company shall cause to be delivered to Subsidiary the written resignation of all of the directors and officers of the Company, which resignations shall be unconditional and effective immediately before the Statutory Merger Time.

2.7

Tax Consequences.  It is intended by the Parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

2.8

Additional Actions.  If, at any time after the Closing, the Surviving Corporation shall consider or be advised that any further acts are necessary or desirable: (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Company acquired or to be acquired by reason of, or as a result of, the Merger; or (b) otherwise to carry out the purposes of this Agreement, then the Shareholder shall take all reasonable acts, at the expense of the Surviving Corporation, that he might take as a shareholder, board of director member and an officer of the Company to execute and deliver all such deeds, assignments and assurances in law and to do all other acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement.

2.9

No Dissenters’ Rights.  As a result of the unanimous approval of the transactions contemplated herein by the Shareholder; neither the Shareholder, nor any other party, is entitled to dissenters’ rights under the laws of the State of Texas or the State of Florida.

2.10

Surrender of Certificates.

(a)

Company Shares.  At the Closing, the Shareholder shall surrender to Subsidiary the original stock certificates evidencing One Thousand (1,000) shares of stock issued and outstanding, which immediately prior to the Closing represented all of the Company Shares (each a “Certificate”) (together with all stock powers duly endorsed to Subsidiary).  Until so surrendered, each Certificate which immediately prior to the Closing represented the Company Shares (other than Company Shares held in the Company treasury) shall at and after the Closing by virtue of the Merger be deemed for all purposes to represent and evidence only the right to receive the Merger Consideration, as hereinafter defined, as provided in this Agreement.  As of the close of business on the last calendar day immediately preceding the Closing, the stock transfer books of the Company shall be closed and no transfer of the Company Shares shall be made at any time thereafter.

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(b)

Dividends.  No dividends or other distributions declared or made with respect to the PainCare Shares with a record date after the Closing will be paid to the holder of any unsurrendered Certificate with respect to the PainCare Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate.  Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the Certificate representing whole PainCare Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends and other distributions with a record date after the Closing payable with respect to such whole PainCare Shares.

2.11

Medical and Non-Medical Assets.  Those assets of the Company which require a medical license to own or utilize, such as medical records and any pharmaceutical supplies, as set forth in Disclosure Schedule 2.11(a) and have nominal value (the “Medical Assets”), have been transferred to the New PC and no longer remain the property of the Company and shall not become the possession of Subsidiary pursuant to the Merger.  Those assets of the Company which do not require a medical license to own or utilize (i.e., cash, fixed assets, accounts receivable, intangible assets, goodwill, etc.) as set forth in Disclosure Schedule 2.11(b) (the “Non-Medical Assets”) which comprise all of the Non-Medical Assets of the Company, shall become the property and possession of the Surviving Corporation pursuant to the Merger.

2.12

Conversion of Shares.  Each share of capital stock of Subsidiary issued and outstanding immediately prior to the Closing shall continue to represent one (1) validly issued, fully paid and non-assessable share of capital stock of the Surviving Corporation after the Merger.  By virtue of the Merger and without any action on the part of the Shareholder, the Company Shares shall be converted into the Merger Consideration.  The PainCare Shares to be received by the Shareholder as part of the Merger Consideration shall be subject to restrictions of the sale, transfer or distribution thereof as set forth in Section 5.35.

2.13

Shareholder’s Consents and Releases.  The Shareholder hereby consents to the Transaction and approves the execution and delivery of this Agreement and the transactions contemplated hereby.  Effective at and as of the Closing, the Shareholder hereby releases the Company from any and all claims he may, could or will have, whether arising before or after the Closing, against the Company as a result of the Shareholder having served as a stockholder, director, officer, employee, agent, or in any other capacity of the Company; provided, however, such release shall not operate to release the Company (or the Surviving Corporation as successor to the Company) from (i) the Shareholder’s rights (whether arising under the Company’s By-Laws or by statute) to indemnification, or (ii) the obligation to make the distributions of pre-Closing Date income as permitted under this Agreement.

2.14

Violation of Laws or Orders.  The Acquiring Companies are not assuming nor shall they be responsible for any Liabilities of the Company, the New PC or the Shareholder for any violation of or failure to comply with any statute, law, ordinance, rule or regulation (collectively, “Laws”) or any order, writ, injunction, judgment, plan or decree (collectively, “Orders”) of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other (collectively, “Government Entities”) whether same shall occur or arise from matters prior to the Closing, or in the case of the New PC and the Shareholder on, or after the Closing.

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3.

REGISTRATION

3.1

Registration.

(a)

PainCare agrees that if within the five (5) year period commencing on the Closing Date PainCare proposes for any reason to register any PainCare Shares under the Securities Act other than a registration in connection with an exchange offer (Form S-4) or filed in connection with an employee stock option or other benefit plan (Form S-8, or any substitute form that may be adopted by the Commission), PainCare shall promptly give written notice to the Shareholder of its intention to so register the PainCare Shares and, upon written request by the Shareholder, given within twenty (20) days after delivery of any such notice by PainCare to the Shareholder, to include in such registration any or all of the PainCare Shares held by the Shareholder (which request shall specify the number of PainCare Shares proposed to be included in such registration), PainCare shall use its reasonable best efforts to cause all such PainCare Shares to be included in such registration on the same terms and conditions as the PainCare Shares otherwise being included in such registration; provided, however, that if the managing underwriters advise PainCare that the inclusion of the PainCare Shares requested to be included in such registration by the Shareholder would interfere with the successful marketing (including pricing) of the PainCare Shares proposed to be registered by PainCare, then, if such registration is in part an underwritten primary or secondary registration on behalf of PainCare, PainCare shall include in such registration the PainCare Shares requested by the Shareholder to be included in such registration, pro rata from among the holders of any and all PainCare shares to be registered pursuant to such registration according to the number of shares proposed by each holder to be included.  In the event PainCare determines not to pursue, or to withdraw, a registration as to which it has given notice pursuant to this section, the Shareholder shall have no further rights hereunder with respect to that particular proposed registration. Notwithstanding any other provision of this Section to the contrary, PainCare shall not be required to include any of the PainCare Shares requested to be included pursuant to this Section 3.1(a) in a registration statement relating to an underwritten offering of PainCare’s securities unless the Shareholder accepts the terms of the underwriting (with terms customary in underwriting agreements for secondary distributions) as agreed upon between PainCare and the underwriters selected by it, including, without limitation, any underwriter’s cutback and/or lockup, and the Shareholder agrees to promptly execute and/or deliver such documents in connection with such registration as PainCare or the managing underwriter may reasonably request.

(b)

The Shareholder may exercise his rights under Section 3.1(a) above on an unlimited number of occasions.  PainCare shall pay all Registration Expenses (as defined below) of any registration effected under this Section, except that in the event of withdrawal by the Shareholder, the Shareholder shall pay (or reimburse PainCare for) the amount of reasonable registration, filing or listing fees relating to his PainCare Shares included in the registration and shall pay the reasonable fees of PainCare’s counsel associated with such withdrawal, unless such withdrawal is due to the Shareholder obtaining material adverse information that was not known by him at the time he requested inclusion of his PainCare Shares in the registration.

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(c)

The Shareholder may not participate in any registration under this Section which is underwritten unless he agrees to sell such PainCare Shares on the basis provided in any underwriting agreement (with terms not inconsistent herewith and customary in underwriting agreements for secondary distributions) approved by PainCare, provided that the Shareholder shall not be required to make any representations or warranties to PainCare or the underwriters (other than representations and warranties regarding the Shareholder and the Shareholder’s intended method of distribution).

3.2

Shareholder’s Obligation to Furnish Information.  PainCare may require the Shareholder to furnish PainCare such information regarding the distribution of such securities as PainCare may from time to time reasonably request.  If the failure by the Shareholder to furnish such information within the time limit reasonably stated by PainCare to the Shareholder in its notice requesting such information, would prevent (i) the registration statement relating to such registration from being declared effective by the Securities Exchange Commission, or (ii) members of the National Association of Securities Dealers, Inc. from participating in the distribution of the PainCare Shares proposed to be registered, PainCare may exclude the Shareholder’s PainCare Shares from such registration.

3.3

Suspension of Sales Pending Amendment to Prospectus.

(a)

The Shareholder agrees that, upon receipt of any notice from PainCare of the happening of any event that requires PainCare not to proceed with the registration, or if PainCare has decided not to proceed with the registration for any reason, the Shareholder shall forego the disposition of any PainCare Shares under the registration statement or prospectus until he is advised in writing by PainCare that the use of the applicable prospectus may be resumed and, if so directed by PainCare, the Shareholder shall deliver to PainCare (at PainCare’s expense, except as hereinafter provided) all copies, other than permanent file copies, then in the Shareholder’s possession of any prospectus covering such PainCare Shares.

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(b)

The Shareholder agrees that he shall, as expeditiously as possible, at any time when a prospectus relating to a registration statement covering the Shareholder’s PainCare Shares is required to be delivered under the Securities Act, notify PainCare of the happening of any event which the Shareholder knows or should reasonably know requires changes to be made in the registration statement or any related prospectus so that such registration statement or prospectus shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading as a result of any information provided by the Shareholder for inclusion in such registration statement or prospectus and, at the request of PainCare, as expeditiously as possible prepare and furnish to it such information as may be necessary so that, after incorporation into a supplement or amendment of such prospectus as thereafter delivered to the purchasers of such PainCare Shares, the information provided by the Shareholder shall not include an untrue statement of a material fact or a misstatement of a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading and, in such event the expenses of delivery to PainCare of copies of any prospectus in the Shareholder’s possession shall be at the expense of the Shareholder.

3.4

Registration Expenses.

(a)

All expenses incident to PainCare’s performance of or compliance with its obligations under this Section 3, including without limitation all (i) registration and filing fees, (ii) fees and expenses of compliance with securities laws, (iii) printing expenses, (iv) messenger and delivery expenses, (v) internal expenses, (vi) reasonable fees and disbursements of its counsel and its independent certified public accountants (including “comfort” letters), (vii) securities act liability insurance, (viii) reasonable fees and expenses of any special experts retained by PainCare in connection with the registration hereunder, and (ix) reasonable fees and expenses of other Persons retained by PainCare (all such expenses being referred to herein as “Registration Expenses”) shall be borne by PainCare.

(b)

Notwithstanding the foregoing, the following costs and expenses shall be excluded from the term “Registration Expenses”: (i) all underwriting discounts and commissions, (ii) all applicable transfer taxes, (iii) the fees and disbursements of any counsel retained by the Shareholder, and (iv) except as provided in Section 3.4(a), all other costs, fees, and expenses incurred by the Shareholder in connection with the exercise of his registration rights hereunder.

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4.

MERGER CONSIDERATION.

4.1

Merger Consideration.  The aggregate merger consideration (the “Merger Consideration”) shall consist of (i) the Closing Consideration as hereafter defined, and (ii) the Intended Installment Payments as determined under Section 4.4 below; provided that the Merger Consideration is subject to an A/R Adjustment pursuant to Section 4.3(b) and a Net Equity Adjustment pursuant to Section 4.3(c).  Subject to the provisions set forth in Section 4.2 below, subject to the adjustment as provided in Section 4.3 below, and subject to satisfaction of the Closing Conditions, PainCare shall deliver the Closing Consideration to the Shareholder as indicated below.  The “Closing Consideration,” as such phrase is used herein, shall equal One Hundred Twenty Five Thousand and No/100 Dollars ($125,000), which shall be comprised of: (i) One Hundred Thousand and No/Dollars ($100,000) (the “Cash Due at Closing”), plus (ii) Seven Thousand Six Hundred Forty Five (7,645) PainCare Shares having an aggregate value of Twenty Five Thousand and No/Dollars ($25,000) (the “Closing Shares”).

4.2

Payment of Closing Consideration.  The Closing Consideration shall be payable as follows:

(a)

Subject to adjustment as provided in Section 4.3 below and the payoff of any and all Liabilities of the Company not expressly being assumed by PainCare or Subsidiary, PainCare shall deliver or cause the Subsidiary to deliver the Cash Due at Closing to the Shareholder via wire transfers at the time of the Closing to a bank account designated by the Shareholder. At least two (2) days prior to the Closing, the Shareholder shall notify PainCare in writing of the bank account to which all of the Cash Due at Closing shall be wired.

(b)

Subject to adjustment as provided in Section 4.3 below, at the Closing or as soon thereafter as is reasonably possible PainCare shall deliver the Closing Shares to the Shareholder.  The certificates evidencing the Closing Shares shall bear the following legend:

“The sale, transfer, hypothecation, negotiation, pledge, assignment, encumbrance or other disposition of this share certificate and the shareholdings represented hereby are subject to all of the terms, conditions and provisions of that certain Merger Agreement dated as of January 6, 2006, by and among PainCare Holdings, Inc., PainCare Acquisition Company XXII, Inc., Carefirst Medical Associates, P.A. and Randall W. Rodgers, D.O. and that certain Management Services Agreement dated as of January 6, 2006, by and among PainCare Acquisition Company XXII, Inc., CareFirst Medical Associates & Pain Rehabilitation, PC, Randall W. Rodgers, D.O. and Robert Carpenter, D.C. (solely for purposes of Sections 4.8.2, 4.8.3, 11.5 and 14.20).”

Such legends shall be removed in accordance with Section 20 of the PainCare Stock Pledge Agreement, dated as of the date hereof, by and between the Shareholder and the Subsidiary.

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4.3

Closing Adjustments.  The Merger Consideration shall be subject to adjustment as follows:

Transaction Related Adjustments. The Cash Due at Closing shall be reduced by the amount of any cash payments made by the Acquiring Companies at or prior to the Closing with the written agreement of the Shareholder, on account of any expenses incurred by or on behalf of the Shareholder or the Company.

(a)

Accounts Receivable Adjustment.  If the Surviving Corporation does not collect, within the six (6) month calendar period immediately following the Closing Date, a total of Ninety Three Thousand and No/100 Dollars ($93,000) in accounts receivable which it acquires pursuant to this Agreement, then the Shareholder shall pay to PainCare the “A/R Adjustment” (as hereinafter defined), if any.  The “A/R Adjustment” shall equal the difference  (but not less than zero) obtained by subtracting (1) the amount of accounts receivable actually collected by the Surviving Corporation during such time period from (2) the amount stated in the immediately preceding sentence.  PainCare shall receive payment for the A/R Adjustment through a lump sum cash payment from the Shareholder within thirty (30) days after notice given to the Shareholder of the amount of the A/R Adjustment together with an accounting showing original balance of, and the amount collected on, each account receivable the Subsidiary acquired pursuant to this Agreement.

(b)

Closing Balance Sheet.

(i) Within forty-five (45) days after the Closing Date, PainCare or its Affiliate will prepare and deliver to the Shareholder a balance sheet of the Company as of the day immediately preceding the Statutory Merger Time prepared in accordance with GAAP (the “Closing Balance Sheet”).  Within twenty (20) business days after PainCare’s delivery of the Closing Balance Sheet to the Shareholder, the Shareholder shall, in a written notice to PainCare, either accept the Closing Balance Sheet or describe in reasonable detail any proposed adjustments to the Closing Balance Sheet and the reasons therefore, including pertinent calculations.  If the Shareholder fails to deliver notice of acceptance or objection to the Closing Balance Sheet within such twenty (20) business day period, the Shareholder shall be deemed to have accepted the Closing Balance Sheet.  Except in the case of a dispute with respect to the Closing Balance Sheet, within twenty (20) business days after delivery of the Closing Balance Sheet (the “Adjustment Payment Date”), the Shareholder shall pay the Net Equity Adjustment (as defined in Section 4.3(c)(ii) below), if any, to PainCare.  In the event that PainCare and the Shareholder are not able to agree on the Closing Balance Sheet within thirty (30) days from and after the receipt by PainCare of any objections raised by the Shareholder, then either Party shall each have the right to require that such disputed determinations be submitted to an independent certified public accountant that the Parties shall mutually select, for computation or verification in accordance with the provisions of this Agreement, and the Net Equity Adjustment shall be paid by the Shareholder to PainCare within ten (10) business days after receipt of the accountant’s computation or verification.  The computation or verification made by the accountant shall be final and binding upon the Parties, and there shall be no right of appeal from such decision.  The accountant’s fees and expenses for such disputed determination shall be borne by the Party whose determination has been modified by the accountant or, if all Parties’ determinations have been modified by the accountant, by all Parties in proportion to the relative amount each Party’s determination has been modified.  Any payments due under this Section 4.3 shall bear interest at eight percent (8%) per annum from the Adjustment Payment Date.

(ii)

If the final Closing Balance Sheet reflects Cash of the Company that is less than Five Thousand and No/100 Dollars ($5,000) (the “Required Cash”), or Net Shareholder’s Equity (as defined below) of the Company that is less than One Thousand and No/100 Dollars ($1,000) (“Agreed Net Equity”), then the Shareholder shall pay to PainCare a “Net Equity Adjustment” equal to the sum of:

(A)

The remainder (not less than zero) obtained by subtracting the cash reflected on the Closing Balance Sheet from the Required Cash; and

(B)

The remainder (not less than zero) obtained by subtracting (A) the “Net Shareholder’s Equity,” as hereinafter defined, from (B) the remainder obtained by subtracting the Required Cash from the Agreed Net Equity.  “Net Shareholder’s Equity” shall mean the book value of the Company’s tangible Non-Medical Assets plus its accounts receivable, but excluding Cash, net of all liabilities of the Company.

(iii)

PainCare shall receive payment for the Net Equity Adjustment through a lump sum cash payment from the Shareholder within thirty (30) days after notice given to the Shareholder of the amount of the Net Equity Adjustment together with an accounting showing its determination based upon the Closing Balance Sheet as that Closing Balance Sheet has been finally determined pursuant to Section 4.3(c)(i).

4.4

Intended Installment Payment.

(a)

General.  Subject to the satisfaction of all of the Installment Payment Conditions (as defined in 4.4(f)(vi) below), PainCare will pay to the Shareholder a total amount of additional consideration of Three Hundred Seventy Five Thousand and No/100 Dollars ($375,000), payable in three (3) equal annual installments of One Hundred Twenty Thousand and No/100 Dollars ($125,000) (each an “Intended Installment Payment”) in the form of consideration as provided in Section 4.4(d) below and subject to adjustment as provided in Sections 4.4(b) and (c) below.  Payment of the Intended Installment Payment shall be secured by a pledge of Subsidiary’s stock to the Shareholder pursuant to a Stock Pledge Agreement (the “PainCare Stock Pledge Agreement”) the form of which is attached hereto as Exhibit 4.4.

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(b)

Adjusted Installment Payment.  Notwithstanding Section 4.4(a) above, if, the sum of the Formula Period Profits (as defined in Section 4.4(f)(v) below) of the New PC and the Surviving Corporation for any Formula Period is less than the Earnings Threshold (as defined in Section 4.4(f)(ii) below, the amount of the Intended Installment Payment for such Formula Period shall be recalculated (the “Adjusted Installment Payment”) to equal the product of the Intended Installment Payment, multiplied by the applicable “Installment Payment Percentage Discount” as defined hereinafter.  The “Installment Payment Percentage Discount” shall equal (i) the Formula Period Profits for such Formula Period divided by the Earnings Threshold; multiplied by: (ii) ninety percent (90%) if such Formula Period Profits are Four Hundred Fifty Thousand and No/100 Dollars ($450,000) or more but less than the Earnings Threshold; or (iii) seventy percent (70%) if such Formula Period Profits are Three Hundred Fifty Thousand and No/100 Dollars ($350,000)  or more but less than Four Hundred Fifty Thousand and No/100 Dollars ($450,000); or (iv) fifty percent (50%) if such Formula Period Profits are Two Hundred Fifty Thousand and No/100 Dollars ($250,000) or more but less than Three Hundred Fifty Thousand and No/100 Dollars ($350,000).  There shall be no Installment Payment for the Formula Period if such Formula Period Profits are less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000).

(c)

Installment Payment Premium.  Notwithstanding Section 4.4(b), if (i) the Shareholder receives an Adjusted Installment Payment from PainCare in a Formula Period rather than the Intended Installment Payment as a result of the Formula Period Profits of the Surviving Corporation equaling less than the Earnings Threshold for such Formula Period, and (ii) the Formula Period Profits of the Surviving Corporation exceed the Earnings Threshold in the Formula Period immediately subsequent to the Formula Period for which the Adjusted Installment Payment corresponded, and (iii) the Installment Payment Conditions are satisfied, then PainCare shall pay to the Shareholder the Installment Payment Premium (as defined below).  The “Installment Payment Premium” shall equal the product of (A) the Formula Period Profits for the Formula Period in which the Installment Payment Premium is calculated less the Earnings Threshold, multiplied by (B) seventy-five percent (75%).  The Installment Payment Premium shall be paid to the Shareholder in the same form and time as the Installment Payment is due for the Formula Period for which the Installment Payment Premium is calculated.

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(d)

Manner of Payment.  (i)  Within sixty (60) days after the end of each Formula Period, PainCare shall cause to be delivered to the Shareholder (A) a financial statement presenting the Formula Period Profits for the applicable Formula Period (the “Formula Period Profits Statement”); (B) a statement of PainCare’s determination of the Fair Market Value of the PainCare Shares as of the last day of the Formula Period and the manner and calculations by which it was determined; and (C) the Installment Payment or Adjusted Installment Payment (each an “Installment Payment” and collectively, the “Installment Payments”), together with any Installment Payment Premium owed in accordance with Section 4.4(c) above, as those payments are determined based upon the Formula Profits calculated on the basis of that Formula Period Profits Statement.  Such payments shall be made as follows: (A) eighty percent (80%) of the Installment Payment shall be made in cash to the Shareholder via wire transfer to the bank account designated by the Shareholder pursuant to Section 4.2(a) or to such other account as the Shareholder may have designated by notice to PainCare; and (B) twenty percent (20%) of the Installment Payment shall be made in PainCare Shares priced at Fair Market Value (as defined below) per one share of PainCare common stock, the entire number of such Shares shall be delivered to the Shareholder in his name.

(i)

Within thirty (30) business days after delivery of the Formula Period Profits Statement pursuant to Section 4.4(d)(i), the Shareholder shall in, a written notice to PainCare, either accept the Formula Period Profits Statement and the calculation of the Fair Market Value of the PainCare Shares or describe in reasonable detail any proposed adjustments to the Formula Period Profits Statement or such calculation, or both, and the reasons therefore, including pertinent calculations.  If the Shareholder fails to deliver notice of acceptance or objection to the Formula Period Profits Statement or the calculation of the Fair Market Value of the PainCare Shares, or both, within such thirty (30) business day period, the Shareholder shall be deemed to have accepted the Formula Period Profits Statement, the calculation and the Installment Payment.

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(ii)

In the event PainCare and the Shareholder are not able to agree on both the Formula Period Profits Statement and the calculation of the Fair Market Value of the PainCare Shares within thirty (30) business days from and after the receipt by PainCare of any objections raised by the Shareholder, then PainCare and the Shareholder shall each have the right to require that determinations disputed by the Shareholder be submitted to an independent certified public accountant that the Parties mutually select, for computation or verification in accordance with the provisions of this Agreement, and the additional amount of the Installment Payment, if any, that is payable by reason of the accountant’s computation shall be paid by PainCare to the Shareholder within fifteen (15) days after receipt of the accountant’s computation or verification.  (Provision is made in Section 4.4(f)(iii)(5) for resolution of disputes about the Fair Market Value of the PainCare Shares.)  The computation or verification made by the accountant shall be final and binding upon the Parties and there shall be no right of appeal from such decision.  If the accountant determines that PainCare’s calculation of the amount of the Installment Payment due the Shareholder is “significantly less” than that which the accountant or accounting firm determines is actually due to the Shareholder, then PainCare shall pay the Shareholder interest on any unpaid Installment Payment at the rate of eight percent (8%) per annum, commencing on the date that is seventy-five (75) days after the end of such Formula Period.  For these purposes, “significantly less” shall mean an amount as calculated by PainCare that is five (5%) or more of the amount that is determined to be due and owing the Shareholder.

(e)

Installment Payment Cap.  Notwithstanding anything to the contrary in this Section 4, in no event whatsoever shall the aggregate amount of the Installment Payments and the Installment Payment Premiums paid to the Shareholder from PainCare in cash, in PainCare Shares or any other form of consideration, valued as provided in this Agreement, exceed Three Hundred Seventy Five Thousand and No/100 Dollars ($375,000).

(f)

Definitions for Purposes of Section 4.  For purposes of Section 4 of this Agreement:

(i)

“Ancillary Service Revenues” shall mean any and all revenues derived by the New PC from the provision of any “Designated Health Services”, as that term is defined at 42 USC 1395nn(h)(6) of the Federal Physician Self-Referral Law, or “Stark Law”, including but not limited to “physical therapy service.”

(ii)

“Earnings Threshold” shall mean Five Hundred Thousand and No/100 Dollars ($500,000).

(iii)

“Fair Market Value” shall mean the value of the PainCare Shares determined as follows:

(1)

if the principal market for the PainCare Shares is a national securities exchange, then the “Fair Market Value” of the PainCare Shares shall equal the thirty (30) day trailing average of the closing prices of the PainCare Shares ending on the last day of the first, second or third Formula Period, as applicable, as reported by such exchange or on a composite tape reflecting transactions on such exchange; or

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(2)

if the principal market for the PainCare Shares is not a national securities exchange, but the price of the PainCare Shares is quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) Stock Market, and (A) if actual closing price information is available with respect to the PainCare Shares, then the “Fair Market Value” of the PainCare Shares shall equal the thirty  (30) day trailing average of the closing prices of such stock ending on the last day of the first, second or third Formula Period, as applicable, on the NASDAQ Stock Market; or (B) if actual closing price information is not available with respect to the PainCare Shares, then the “Fair Market Value” of the PainCare Shares shall equal the thirty (30) day trailing average of the bid prices per share of such stock ending on the last day of the first (1st), second (2nd) or third (3rd) Formula Period, as applicable, on the NASDAQ Stock Market; or

(3)

if the principal market for the PainCare Shares is not a national securities exchange and such stock is not quoted on NASDAQ, then the “Fair Market Value” of the PainCare Shares shall equal the thirty (30) day trailing average of the closing ask prices of the PainCare Shares ending on the last day of the first, second or third Formula Period, as applicable, as reported by the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated, or a comparable service selected by PainCare; or

(4)

if Sections (f)(iii)(1)-(3) above are inapplicable or if no trades have been made or no quotes are available for such day with respect to the PainCare Shares, then the “Fair Market Value” of the PainCare Shares shall be determined by an independent third party appraiser selected by PainCare.

(5)

If, within thirty (30) business days after delivery of the Formula Period Profits Statement pursuant to Section 4.4(d)(i), the Shareholder gives notice to PainCare that he disputes PainCare’s determination of the Fair Market Value of the PainCare Shares, the Parties shall endeavor to agree upon that Fair Market Value.  If the Parties cannot reach such agreement within a further thirty (30) business days, then (A) if the dispute is as to a calculation under Sections (f)(iii)(1)-(3) above, the dispute shall be determined by an independent certified public accountant that the Parties mutually select or (B) if the dispute is as to the Fair Market Value determined pursuant to Section 4.4(f)(iii)(4), the dispute shall be determined by an independent third party appraiser that the Parties mutually select or, if the Parties are not able to agree in such selection, by an independent third party appraiser selected by the CPR Institute for Dispute Resolution in New York City.  The cost of any appraisal under this Section 4.4(f)(iii)(5) shall be shared equally by the Parties, and each Party shall be responsible and financially liable for its or his own attorneys’ fees.

Notwithstanding the Fair Market Value ascribed to the PainCare Shares pursuant to subsections 4.4(f)(iii)(1), (2), (3), (4) or (5) above, in no event shall the Fair Market Value of the PainCare Shares ever be less than Two Dollars and 25/100 ($2.25) per share.

(iv)

“Formula Period” means one of three consecutive twelve month periods, the first of which shall commence the first (1st) day of the first (1st) calendar month following the month in which the Closing occurs.

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(v)

“Formula Period Profits” shall mean the earnings before deductions for interest, taxes, depreciation and amortization (“EBITDA”) of the New PC and the Surviving Corporation determined as if the two entities were a consolidated group not consolidated with any other entity, as such EBITDA is calculated by PainCare’s independent certified public accountants for the applicable Formula Period where possible, and as such EBITDA is calculated by PainCare for quarterly and less than quarterly periods for such Formula Period, in each case utilizing GAAP in accordance with EITF No. 97-2 (which shall not include as a cost or expense the Base Management Fee and the Bonus Management Fee as those terms are defined in the Management Services Agreement but will include all other expenses of the Subsidiary and the Company (except as provided below) including, without limitation, the Operations Fee as defined in the Management Services Agreement).  Notwithstanding the foregoing, the calculation of the Formula Period Profits shall not include any (a) income of the New PC or the Surviving Corporation related to income derived from Ancillary Service Revenues (as defined in Section 4.4(f)(i) above), or (b) costs or expenses related to: (i) the corporate overhead of PainCare or other administrative or similar charges that PainCare might impose upon the New PC and the Surviving Corporation, except those charges for services provided directly to and for the benefit of the New PC and the Surviving Corporation; (ii) any non-recurring charges, losses, profits, gains, or non-cash adjustments not related to the ongoing operations of the New PC and the Surviving Corporation, including but not limited to discontinued operations, extraordinary items, acquisition costs and goodwill charges incurred in connection with the transactions contemplated hereby (excluding the write-off of any goodwill which originates from the payment of the Merger Consideration in accordance with FASB 142), or (iii) direct expenses incurred by the New PC and the Surviving Corporation with respect to Designated Health Services (as referenced in Section 4.4(f)(i) above).

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(vi)

“Installment Payment Conditions” shall mean that (i) the New PC (i.e., the Practice Operator as that term is defined in the Management Services Agreement) having been and continuing to be in substantial compliance with all of the material terms and conditions applicable to the Practice Operator in the Management Services Agreement including but in no way limited to, the timely payment in full of the Operations Fee and Base Management Fee (as those terms are defined in the Management Services Agreement); except with respect to such matters which would not have a Material Adverse Effect on the Surviving Corporation, New PC, PainCare or their business or operations with the understanding and agreement that a termination of such Management Services Agreement (for reasons other than an uncured breach of the Agreement by Manager) shall be deemed for these purposes as having a Material Adverse Effect on the Surviving Corporation, New PC, PainCare and their business and operations; (ii) the Shareholder and the Company having been and continuing to be in compliance with all of the terms and conditions applicable to them in this Agreement except with respect to such matters which would not have a Material Adverse Effect on the Subsidiary, New PC, PainCare or their business or operations with the understanding and agreement that the failure to provide indemnity pursuant to Section 11.2 or an uncured default with respect to Section 12 by the Shareholder shall be deemed for these purposes as having a Material Adverse Effect on the Subsidiary, New PC, PainCare and their business and operations; (iii) Carpenter and REC having been and continuing to be in compliance with all of the terms and conditions applicable to them in the Merger Agreement except with respect to such matters which would not have a Material Adverse Effect on the Subsidiary or PainCare or their business or operations with the understanding and agreement that the failure to provide indemnity pursuant to Section 11.2 of the Merger Agreement or an uncured default with respect to Section 12 of the Merger Agreement by Carpenter shall be deemed for these purposes as having a Material Adverse Effect on the Subsidiary and PainCare and their business and operations; and (iv) the New PC and the Shareholder having been and continuing to be in compliance with all of the terms and conditions of the Employment Agreement except with respect to such matters which would not have a Material Adverse Effect on the Subsidiary, New PC, PainCare or their business or operations with the understanding and agreement that a termination of a Shareholder’s Employment Agreement by the New PC or PainCare, on its behalf, pursuant to any provision under Section 6.1 of such Employment Agreement shall be deemed for these purposes as having a Material Adverse Effect on the Subsidiary, New PC, PainCare and their business and operations.  To the extent that any of the Installment Payment Conditions are not satisfied during any of the first (1st), second (2nd) or third (3rd) Formula Period(s), and if such condition remains unsatisfied after PainCare has given notice of the condition and the reason why it has not been satisfied to the Shareholder and the condition has not been cured within the applicable cure period, which shall not be less than sixty (60) days, then for the applicable Formula Period where any of the Installment Payment Conditions are not satisfied, and for each subsequent Formula Period, PainCare shall not be obligated to pay, and shall have no duty or obligation to ever pay, and the Shareholder shall not receive, and shall have no right to ever receive, any Intended Installment Payment (or the Adjusted Installment Payment or the Installment Payment Premium, as the case may be) that may otherwise be due the Shareholder.

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5.

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER.  The Shareholder represents and warrants to the Acquiring Companies that the statements contained in this Section 5 are correct and complete as of the Execution Date, except as set forth in the disclosure schedule accompanying this Agreement or any other separate writing referencing this Agreement from the Shareholder or his legal counsel which specifically references the applicable section and describes the excepted item in sufficient detail (hereinafter, collectively and individually the “Disclosure Schedule”).  The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 5 to the Agreement.

5.1

Organization, Qualification, and Corporate Power.  The Company is a professional association duly organized, validly existing, and in good standing under the laws of the State of Texas.  The Company has full power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is currently engaged and to own and use the properties owned and used by it.  Disclosure Schedule 5.1 lists all of the officers and directors of the Board of Directors of the Company.  The Company has made available to the Acquiring Companies correct and complete copies of the minute book, articles of incorporation and bylaws of the Company, as amended to date.  The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.

5.2

Capitalization.  The entire authorized capital stock of the Company consists of One Thousand (1,000) shares of common stock (the “Company Shares”), of which One Thousand (1,000) shares are issued and outstanding.  All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable and are held of record by the Shareholder.  The Shareholder has good title to the Company Shares free and clear of any and all liens, claims, security interests or other encumbrances of any Person.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, redemption rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.  There are no stockholders’ agreements, voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

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5.3

Authorization.  The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance of this Agreement by the Company has been duly authorized and approved by its board of directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby.  The Shareholder has full power and authority to execute and deliver this Agreement.  The Shareholder hereby waives all notice to which he is entitled with respect to this Agreement and the transactions contemplated hereby, including without limitation all notices required by the Texas Act; and the Shareholder hereby consents to the transactions contemplated hereby, including the Merger contemplated hereby, in lieu of acting on the same at a meeting of the shareholders of the Company.  This Agreement constitutes the valid and legally binding obligation of the Company and the Shareholder, enforceable in accordance with its terms and conditions.

5.4

Noncontravention.  Except as set forth in Disclosure Schedule 5.4, neither the execution and the delivery of this Agreement by the Company or the Shareholder, nor the consummation of the transactions contemplated hereby will, to Shareholder’s Best Knowledge:  (a) violate any constitution, statute, regulation, rule, injunction, Order, ruling, or other restriction of any government, governmental agency, court or any other third party whatsoever to which the Company or the Shareholder are subject, or any provision of the articles of incorporation or bylaws of the Company; or (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which PainCare or Subsidiary is a party, which breach or default could reasonably be expected to have a Company Material Adverse Effect on the business or financial condition of PainCare or Subsidiary or its ability to consummate the transactions contemplated hereby.  Except as set forth in Disclosure Schedule 5.4, to Shareholder’s Best Knowledge, the Shareholder and the Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other third party whatsoever in order for the Parties to consummate the transactions contemplated by this Agreement.

5.5

Broker’s Fees.  Except as disclosed in Disclosure Schedule 5.5, the Shareholder has not entered into any broker or finder’s agreement for which he, the Company, the Subsidiary, the New PC or PainCare is required to pay any Liability or obligation to pay any fees, expenses, or commissions to any consultant, broker, finder, or agent in connection with the transactions contemplated by this Agreement.

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5.6

Title to Assets.  Disclosure Schedule 5.6 contains a complete, true and correct list of all of the material assets of the Company.  Except as to assets disposed of in the ordinary course of business subsequent to the date hereof and as otherwise contemplated by this Agreement, the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Closing Balance Sheet or acquired after the date thereof, free and clear of all Security Interests.  Except for the Medical Assets which are to be transferred to the New PC, the assets set forth in Disclosure Schedule 5.6, in conjunction with any assets which the Company leases, constitute all of the assets used by the Company in connection with its business as presently conducted.

5.7

No Subsidiaries.  The Company has no Subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation in any corporation, partnership, limited liability company, trust or other business association.

5.8

Financial Statements.  The Company has prepared financial statements consisting of (i) a balance sheet and statement of operations as of and for the year ended December 31, 2004 (the “Annual Financial Statements”); and (ii) a balance sheet and statement of operations as of and for the period ended October 31, 2005; (the “Interim Financial Statements”) all of which are included in Disclosure Schedule 5.8.  The Annual Financial Statements and Interim Financial Statements (collectively, the “Financial Statements”) have been prepared in accordance with the cash method of accounting.  The Financial Statements present fairly the financial condition of the Company as of such dates and the results of the operations of the Company for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Company (which books and records are correct and complete).  Except as provided in the Interim Financial Statements, or as fully disclosed in Disclosure Schedule 5.8, the Company does not have any Liabilities (including without limitation accounts payable, and accrued expenses) which might be or become a charge against the Company since the date of the Interim Financial Statements, other than those arising in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

5.9

Events Subsequent to Most Recent Year End.  Except as disclosed in  Disclosure Schedule 5.9, since December 31, 2004 (the “Most Recent Year End”), there has not been any material adverse change in the business, financial condition, operations, results of operations of the Company, or future prospects of the New PC.  Without limiting the generality of the foregoing, since the Most Recent Year End:

(a)

Sale or Lease of Assets.  The Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair market value in the ordinary course of its business;

(b)

Contracts.  The Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the ordinary course of business;

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(c)

Change in Contracts.  No third party (or the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Company is a party or by which it is bound and neither the Shareholder nor the Company has any intent to do any of the foregoing or has received a verbal or written indication of any third party’s intent to do any of the foregoing;

(d)

Security Interests.  The Company has not had imposed any Security Interest upon any of its assets, tangible or intangible;

(e)

Investments.  The Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

(f)

Debts.  The Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(g)

Liabilities Unaffected.  The Company has not delayed or postponed the payment of accounts payable and other Liabilities or accelerated the collection of accounts, notes or other receivables;

(h)

Claims Unaffected.  The Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the ordinary course of its business;

(i)

Articles and Bylaws.  There has been no change made or authorized in the articles of incorporation or bylaws of the Company;

(j)

Changes in Equity.  The Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(k)

Distribution.  Except for distributions of subchapter S income as permitted by Section 10.3 below, the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(l)

Property Damage.  The Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property or assets;

(m)

Transactions with Affiliates.  The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers and employees;

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(n)

Collective Bargaining Agreements.  The Company has not entered into any collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(o)

Compensation Changes.  The Company has not granted any increase in the base compensation of any of its directors, officers, and employees;

(p)

Employee Benefit Plans.  The Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

(q)

Officers; Directors; Employees.  The Company has not  made any change in the employment terms for any of its directors, officers and employees, other than to terminate such agreements as required herein;

(r)

Charitable or Capital Contributions.  The Company has not made or pledged to make any charitable or other capital contribution;

(s)

Ordinary Course of Business.  To Shareholder’s Best Knowledge, there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Company;

(t)

Accounting Practices.  There has not been any change in any method of accounting or accounting principle, estimate or practice of the Company;

(u)

Accounts Receivable.  The Company has not accelerated the collection of any Accounts Receivable or any other amounts owed to it; and

(v)

In General.  Neither the Company nor the Shareholder have committed to do any of the foregoing.

5.10

Undisclosed Liabilities.  The Company has no Liability, and there is no basis for any present or future action, suit, proceeding, hearing, investigation, complaint, claim, or demand against it giving rise to any Liability, except for: (a) Liabilities disclosed in the Disclosures Schedule; (b) contractual obligations incurred in the ordinary course of business; and (c) Liabilities which have arisen after the Interim Balance Sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).  As of the Closing, other than the current trade accounts payable, leasehold obligations and accrued payroll and benefit obligations, the Company shall not have any unpaid liabilities, other than those listed in Disclosure Schedule 5.10, including, but not limited to, any bank debt, capital leases or any general or professional liability claims, or be obliged in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit, in banks or other financial institutions, of items for collection.

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5.11

Tax Matters.  Except as set forth in Disclosure Schedule 5.11:

(a)

Tax Returns.  The Company has filed all Tax Returns it was required to file.  All such Tax Returns were correct and complete in all respects and were filed on a timely basis.  All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid.  The Company currently is not the beneficiary of any extension of time within which to file any Tax Return.  No claim is currently pending by an authority in a jurisdiction where the Company is or may be subject to taxation by that jurisdiction.  There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)

Withholding.  The Company has withheld, and remitted when due, all Taxes required to have been withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)

No Disputes of Claims.  The Shareholder does not expect or have any information or Actual Knowledge that any authority will assess any additional Taxes for any period for which Tax Returns have been filed.  There is no dispute or claim concerning any Tax Liability of the Company either: (a) claimed or raised by any authority in writing; or (b) as to which the Shareholder or any directors and officers (and employees responsible for Tax matters) of the Company has Actual Knowledge based upon personal contact with any agent of such authority.  Disclosure Schedule 5.11 lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2003, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.  The Shareholder has made available to PainCare correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Affiliates since December 31, 2003.

(d)

No Waivers.  The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e)

No Special Circumstances.  The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payment that would be an excess parachute payment that would not be deductible because of Code Section 280G.  The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).  The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

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(f)

Subchapter “S”.  The Company has elected, by the unanimous consent of its shareholders and in compliance with all applicable legal requirements, to be taxed under Subchapter “S” of the Code and corresponding provisions under any applicable state and local laws, and such elections are currently in full force and effect for the Company.  Except for this Agreement, no action has been taken by the Company or the Shareholder that may result in the revocation of any such elections.  The Company has no “Subchapter C earnings and profits,” as defined in Code Section 1362(d).  The Company has no “net unrealized built-in gain,” as such term is defined in Code Sections 1374(d)(1) and 1374(d)(8).  The Company has no Liability, absolute or contingent, for the payment of any income Taxes under the Code or under Subchapter “S” of the Code.

(g)

Audits of Tax Returns.  No Tax Return of the Company is currently under audit or examination by any taxing authority, and neither the Shareholder nor the Company has received a written notice stating the intention of any taxing authority to conduct such an audit or examination.  Each deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies being contested in good faith.  The revenue agents’ reports related to any prior audits and examinations are attached as part of Disclosure Schedule 5.11.

(h)

Period of Assessment.  There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

(i)

Tax Agreements.  The Company is not a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement with respect to Taxes, including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority.

(j)

Inclusions in Taxable Periods.  The Company will not be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Code Section 481 with respect to a change in method of accounting occurring before the Closing Date or comparable provisions of state, local or foreign tax law.  PainCare agrees to pay all such tax as they become due.

(k)

Consents.  The Company has not filed a consent pursuant to or agreed to the application of Code Section 341(f).

(l)

Personal Holding Company.  The Company has not, during the five (5) year period ending on the Closing Date, been a personal holding company within the meaning of Code Section 541.

(m)

Consolidated Tax Returns.  The Company has never filed or been included in any combined or consolidated Tax Return with any other Person or been a member of an Affiliated Group filing a consolidated federal income Tax Return.

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5.12

Real Property.  The Company does not own any real property.  Disclosure Schedule 5.12 lists and describes briefly all real property leased or subleased by the Company.  The Shareholder has made available to the Acquiring Companies correct and complete copies of the leases and subleases listed in Disclosure Schedule 5.12 (as amended to date).  With respect to each lease and sublease listed in Disclosure Schedule 5.12:

(a)

Binding.  The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

(b)

Continued Validity.  The lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(c)

No Defaults.  The Company is not in breach or default under the lease or sublease and no third party is in breach or default under the lease or sublease except with respect to such matters which would not have a Material Adverse Effect on the Surviving Corporation, New PC, PainCare or their business or operations, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder except with respect to such matters which would not have a Material Adverse Effect on the Surviving Corporation, New PC, PainCare or their business or operations;

(d)

Repudiation.  Neither the Company nor any other party to the lease has repudiated any provision of the lease or sublease;

(e)

No Disputes.  There are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

(f)

Subleases.  With respect to each sublease, the representations and warranties set forth in subsections 5.12(a) through 5.12(e) above are to Shareholder’s Best Knowledge true and correct with respect to the underlying lease;

(g)

Encumbrances.  None of the Company or its Affiliates has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

(h)

Approvals.  All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

(i)

Utilities.  All facilities leased or subleased thereunder are supplied with utilities and other services reasonably necessary for the operation of said facilities.

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5.13

Intellectual Property.  The Company owns or has the right to use pursuant to a valid license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as presently conducted and the New PC as presently proposed to be conducted.  No claim or demand of any Person has been made, nor is there any proceeding that is pending, or to the Shareholder’s Best Knowledge, threatened, which challenges the rights of the Company with respect to any Intellectual Property or asserts that the Company is infringing or otherwise in conflict with or is required to pay any royalty or license fee with respect to any Intellectual Property.

5.14

Condition of Tangible Assets.  To Shareholder’s Actual Knowledge, each material tangible asset of the Company is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable, designed and intended for the purposes for which it presently is used by the Shareholder and the Company.

5.15

Contracts.  Disclosure Schedule 5.15 lists the following contracts and other agreements, written or oral, to which the Company is a party:

(a)

Personal Property Leases.  Any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments;

(b)

Services.  Any agreement (or group of related agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year;

(c)

Partnership; Joint Venture.  Any agreement constituting a partnership or joint venture;

(d)

Indebtedness.  Any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease  obligation;

(e)

Confidentiality; Non-Competition.  Any agreement concerning confidentiality or non-competition;

(f)

Shareholder’s Agreements.  Any agreement by and between the Shareholder and any Affiliate of the Company;

(g)

Plans.  Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

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(h)

Employment or Consulting Agreements.  Any agreement for the employment of any individual on a full-time or part-time or the engagement of any individual as a consultant or independent contractor, or otherwise compensating an individual for services rendered or to be rendered to the Company, which agreement is not terminable at the will of the Company without penalty;

(i)

Advances; Loans.  Any agreement under which the Company has advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;

(j)

Adverse Effects.  Any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the business, financial condition, operations, results of operations or future prospects of the Company; and

(k)

Other Agreements.  Any other agreement (or group of related agreements) the performance or rendering of which involves consideration in excess of Five Thousand and No/100 Dollars ($5,000.).

The Shareholder has made available to the Acquiring Companies a correct and complete copy of each written agreement listed in Disclosure Schedule 5.15 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Disclosure Schedule 5.15.  With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) there shall be no breach or other violation resulting from the consummation of the transactions contemplated hereby; (iii) the Company is not in default or breach and, to Shareholder’s Actual Knowledge, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement except with respect to such matters which would not have a Material Adverse Effect on the Surviving Corporation, New PC, PainCare or their business or operations; and (iv) neither the Company nor, to the Shareholder’s Actual Knowledge, any other party has repudiated any provision of the agreement.  None of the agreements listed in Disclosure Schedule 5.15 requires the consent or approval of any Person, or any compensation or payment to be made to any such Person by reason of the transactions contemplated by this Agreement, or the merger of the Company with and into another Person.

5.16

Powers of Attorney.  Except as set forth in Disclosure Schedule 5.16, there are no outstanding powers of attorney executed on behalf of the Company.

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5.17

Insurance; Malpractice.  Disclosure Schedule 5.17 contains a list and brief description of all policies or binders of fire, liability, product liability, workers compensation, health and other forms of insurance policies or binders currently in force insuring against risks to which the Company has been a party, a named insured or otherwise the beneficiary of coverage at any time during the five (5) years immediately preceding the Closing Date.  Disclosure Schedule 5.17 contains a description of all current malpractice liability insurance policies of the Shareholder, the Company, and the Company’s professional employees and all predecessor policies in effect.  Except as set forth on Disclosure Schedule 5.17 : (a) neither the Company, its professional employees, nor either Shareholder has, during the five (5) years immediately preceding the Closing Date, filed a written application for any insurance coverage relating to the Company’s business or property which has been denied by an insurance agency or carrier; and (b) the Company, its professional employees and the Shareholder have been continuously insured for professional malpractice claims during the same period.  Disclosure Schedule 5.17 also sets forth a list of all claims for any insured loss in excess of Five Thousand and No/100 Dollars ($5,000) per occurrence filed by the Company, its professional employees or the Shareholder during the five (5) years immediately preceding the Closing Date, including workers compensation, general liability, environmental liability and professional malpractice liability claims.  With respect to each insurance policy listed in Disclosure Schedule 5.17: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company, the Shareholder, nor to the Shareholder’s Best Knowledge, other health care professionals or any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which~~,~~ with notice or the lapse of time~~,~~ would constitute such a breach or default, as would permit termination, modification, or acceleration~~,~~ under the policy; (iv) neither the Company nor the Shareholder have repudiated any provision thereof and no other party to the policy has repudiated any provision thereof; (v) there is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriter(s) of such policies or any notice that a defense will be afforded with reservation of rights; (vi) neither the Company nor the Shareholder have received: (A) any notice that any issuer of any such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated; or (B) any other indication that such policies are no longer in full force and effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder; and (vii) neither the Shareholder nor the Company has received any written notice, from or on behalf of any insurance carrier issuing such policies, that there will hereafter be a cancellation, or an increase in a deductible or non-renewal of existing policies.  The Company has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period.

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5.18

Litigation.  Except as noted in Disclosure Schedule 5.18, there is no litigation, arbitration, governmental claim, investigation or proceeding, pending or, to the Shareholder’s Best Knowledge, threatened, against the Company or the Shareholder at law or in equity, before any court, arbitration tribunal or governmental agency.  The Shareholder has no Best Knowledge of any facts on which claims may hereafter be made against the Company that will have a Material Adverse Effect on the Company or the New PC.  All medical malpractice claims, general liability incidents and incident reports relating to the Business have been submitted to the Company’s insurer.  All claims made or, to the Shareholder’s Best Knowledge, threatened against the Company or Shareholder in excess of the deductible are covered under the Shareholder’s or the Company’s current insurance policies. Disclosure Schedule5.18 provides a complete list of all general liability incidents, incident reports and malpractice claims relating to the Business or the Center that have for the five (5) year period prior to the date hereof.

5.19

Health Care Compliance.  The Company is participating in or otherwise authorized to receive reimbursement from Medicare and Medicaid and is a party to other third-party payor agreements set forth in Disclosure Schedule 5.19.  All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, and no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such third-party payor program.  The Company is in compliance in all respects with the requirements of all such third-party payors applicable thereto except with respect to such matters which would not have a Material Adverse Effect on the Surviving Corporation, New PC, PainCare or their business or operations.  None of the Company, its physician employees, the Shareholder, or immediate family members of the Shareholder or other physician employees, have any financial relationship (whether investment interest, compensation interest, or otherwise) with any entity to which any of the foregoing refer patients, except for such financial relationships that qualify for exceptions to state and federal laws restricting physician referrals to entities in which they have a financial interest.

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5.20

Fraud and Abuse.  The Shareholder, the Company and, to Shareholder’s Best Knowledge, all Persons providing professional services for the Company have not engaged in any activities which are prohibited under 42 U.S.C.  § 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including the following:  (a) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration: (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid; or (B) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.  The Company has at all times complied with the requirements of Texas Statutes which prohibit physicians who have an ownership, investment or beneficial interest in certain health care facilities from referring patients to such facilities for the provisions of designated and other health services, and has at all times complied with the Texas Statutes.  Furthermore, the Company has filed all reports required by the State of Texas or federal law to be filed regarding compensation arrangements and financial relationships between a physician and an entity to which the physician refers patients.

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5.21

Legal Compliance.  The Company, its Affiliates, and, to Shareholder’s Actual Knowledge, employees and contractors have materially complied with all applicable Laws (including rules, regulations, codes, injunctions, judgments, Orders, and rulings of federal, state, local, and foreign governments (and all agencies thereof)), and no action, suit, proceeding, hearing, complaint, claim, demand, notice or investigation has been filed or commenced, or to the Actual Knowledge of the Shareholder and the Best Knowledge of the Company, threatened against the Company alleging any failure to comply with any applicable Law except with respect to such Laws which would not have a Material Adverse Effect on the Surviving Corporation, New PC, PainCare or their business or operations.  The Company and, to Shareholder’s Best Knowledge, and all physicians and other health care professionals engaged or employed by the Company have all permits and licenses required by applicable Law, have made all required regulatory filings and are not in violation of any such permit or license.  The Company is lawfully operated in accordance with the requirements of all applicable Laws and has in full force and effect all authorizations and permits necessary to operate a medical practice.  To Shareholder’s Best Knowledge, there are no outstanding notices of deficiencies relating to the Company issued by any governmental authority or third-party payor requiring conformity or compliance with any applicable law or condition for participation with such governmental authority or third-party condition for participation with such governmental authority or third-party payor. Neither the Company nor the Shareholder has received notice, and the Shareholder has no Best Knowledge that, such necessary authorizations may be revoked or not renewed in the ordinary course of business.

5.22

Rates and Reimbursement Policies.  To the Shareholder’s Actual Knowledge the jurisdiction in which the Company is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by the Company except for restrictions promulgated by Texas law and regulation on charging of excessive fees and limitations on charges for and profits from the sale of medications, goods and devices and free samples.  The Company does not have any rate appeal currently pending before any governmental authority or any administrator of any third-party payor program.  The Shareholder has no Actual Knowledge of any applicable Law, which affects rates or reimbursement procedures which has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement or any such legal requirement proposed or currently pending in the State of Texas which could have a Material Adverse Effect on the Surviving Corporation, New PC, or their business or operations, or may result in the imposition of additional Medicaid, Medicare, workmen’s compensation, charity, free care, welfare, or other discounted or government assisted patients at New PC or require New PC to obtain any necessary authorization which the Company does not currently possess.  The Shareholder has no Actual Knowledge of any impending proposed reduction in reimbursement from third party or other payors nor Actual Knowledge of any threatened termination of payor contracts.

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5.23

Medical Staff.  Except as set forth on Disclosure Schedule 5.23, the Shareholder has no Actual Knowledge of a health care provider who is employed or engaged by the Company who plans, or has threatened not to continue his or her employment or other relationship with the New PC. To the Shareholder’s Actual Knowledge, none of the health care providers who is employed or engaged by the Company currently has plans to retire from the practice of health care in the next three (3) years.

5.24

Employees.  Except as set forth on Disclosure Schedule 5.24: (a) there is no unfair labor practice charge or complaint pending or, to Shareholder’s Actual Knowledge, threatened relating to the business of the Company; and (b) payment has been made in full to all of the employees of the Company of all wages, salaries, commissions, bonuses, benefits, and other compensation lawfully due and owing to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute, or other law as of the Closing Date.

5.25

Employee Benefits.  Except as set forth in Disclosure Schedule 5.25:

(a)

Plans.  Disclosure Schedule 5.25 lists each Employee Benefit or health and welfare plan that the Company maintains or to which the Company contributes.

(b)

Compliance.  Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with its terms and with the applicable requirements of ERISA, the Code and other applicable laws.

(c)

Reports and Descriptions.  All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1’s, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan.  The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(d)

Contributions. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any pay period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company.  All premiums or other payments due for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(e)

Qualified Plan.  Each such Employee Benefit Plan which is an Employee Pension Benefit Plan and is intended to meet the requirements of a “qualified plan” under Code Section 401(a) meets such requirements and has received, within the last two (2) years, a favorable determination letter from the IRS.

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(f)

Market Value.  The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

(g)

Copies.  The Shareholder has delivered to the Acquiring Companies correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

(h)

Maintenance of Plans.  With respect to each Employee Benefit Plan that the Company maintains, ever has maintained, or to which it contributes, ever has contributed, or ever has been required to contribute:

(i)

Reportable Events.  No such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC.  No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted or threatened; and

(j)

Prohibited Transactions.  There have been no Prohibited Transactions with respect to any such Employee Benefit Plan.  No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan.  No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than any Multiemployer Plan), other than routine claims for benefits, is pending or threatened.  The Shareholder has no Best Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

5.26

Physicians and Other Providers.  During the five (5) years preceding the Closing Date, the Shareholder, and to Shareholder’s Best Knowledge with respect to subsections (a), (b), (c)(i), (ii), (iv), (vii) and (viii) below, and to Shareholder’s Actual Knowledge with respect to subsections (c)(iii), (v) and (vi) below, each physician and other health care professional while employed by the Company or rendering services on its behalf:

(a)

Licenses.  Has been duly licensed and registered, and in good standing by the State of Texas to engage in his or her profession, and said license and registration have not been suspended, revoked or restricted in any manner (except as disclosed in Disclosure Schedule 5.26);

(b)

Controlled Substances.  Has current controlled substances registrations issued by the State of Texas and the U.S. Drug Enforcement Administration, which registrations have not been surrendered, suspended, revoked or restricted in any manner;

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(c)

Actions.  Except as set forth on Disclosure Schedule 5.26, has not been a party or subject to:

(i)

Malpractice Actions.  Any malpractice suit, claim (whether or not filed in court), settlement,  settlement allocation, judgment, verdict or decree;

(ii)

Disciplinary Proceedings.  Any disciplinary, peer review or professional review investigation, proceeding or action instituted by any licensure board, hospital, medical school, physical therapy school, health care facility or entity, professional society or association, third party payor, peer review or professional review committee or body, or governmental agency;

(iii)

Criminal Proceedings.  Any criminal complaint, indictment or criminal proceedings;

(iv)

Investigation.  Any investigation or proceeding, whether administrative, civil or criminal, relating to an allegation of filing false health care claims, violating anti-kickback or fee-splitting laws, or engaging in other billing improprieties;

(v)

Mental Illnesses.  Any organic or mental illness or condition that impairs or may impair such physician’s ability to practice;

(vi)

Substance Abuse.  Any dependency on, habitual use or episodic abuse of alcohol or controlled substances, or any participation in any alcohol or controlled substance detoxification, treatment, recovery, rehabilitation, counseling, screening or monitoring program;

(vii)

Professional Ethics.  Any allegation, or any investigation or proceeding based on any allegation of violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to his or her practice; or

(viii)

Application for Licensure.  Any denial or withdrawal of an application in any state for licensure as a physician or physical therapist, for medical staff privileges at any hospital or other health care entity, for board certification or recertification, for participation in any third party payment program, for state or federal controlled substances registration, or for malpractice insurance.

5.27

Guaranties.  Except the guaranties listed in Disclosure Schedule 5.27, the Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

5.28

Environment, Health, and Safety.  To Shareholder’s Best Knowledge:

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(a)

Compliance.  Each of the Company, its predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements except with respect to such compliance which would not have a Material Adverse Effect on the Surviving Corporation, New PC, or their business or operations.

(b)

Permits and Licenses.  Without limiting the generality of the foregoing, each of the Company and its Affiliates has obtained and complied in all respects with, and is in compliance in all respects with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business except with respect to such matters which would not have a Material Adverse Effect on the Surviving Corporation, New PC, or their business or operations; a list of all such permits, licenses and other authorizations is set forth on Disclosure Schedule 5.28.

(c)

Notices.  None of the Company, its predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

(d)

Hazardous Substances.  None of the Company, its predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended or any other Environmental, Health, and Safety Requirements.

(e)

Neither the Company nor the Shareholder have received any communication (written or oral), whether from a governmental authority, citizens’ group, employee or otherwise, that alleges that the Business or the Company is not in full compliance with Environmental, Health, and Safety Requirements, or that the Company is otherwise subject to liability under Environmental, Health, and Safety Requirements, and, to the Shareholder’s Best Knowledge, there are no circumstances that may prevent or interfere with such full compliance in the future. There is no Environmental Claim pending or, to the Shareholder’s Best Knowledge, threatened against the Company, the Business or the Center.

(f)

The Shareholder has no Best Knowledge of any actions, activities, circumstances, conditions, events or incidents, including, but not limited to, the release, emission, discharge, presence or disposal of any Hazardous Substances that could form the basis of any Environmental Claim against the Company, the Business or the Center, or the Shareholder in connection with the Business or the Center.

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5.29

Certain Business Relationships with Company and its Affiliates.  Except as contemplated hereby with respect to the Company, neither the Shareholder nor his Affiliates have been involved in any business arrangement or relationship with the Company and its Affiliates within the past twelve (12) months, and neither the Shareholder nor his Affiliates owns any asset, tangible or intangible, which is material to the business of any of the Company and its Affiliates.

5.30

Third-party Payors.  Disclosure Schedule 5.30 sets forth an accurate, correct and complete list of the Company’s third-party payors.  Neither the Company, nor the Shareholder has received any notice nor has any Actual Knowledge that any third-party payor intends to terminate or materially reduce its business with, or reimbursement to, the Company.  Neither the Shareholder nor the Company has any reason to believe that any third-party payor will cease to do business with the Company and New PC after, or as a result of, the consummation of any transactions contemplated hereby.  Neither the Shareholder nor the Company knows of any fact, condition or event which would adversely affect its relationship with any third-party payor.

5.31

Bank Accounts.  Disclosure Schedule 5.31 sets forth all of the bank and security accounts and all safe deposit boxes maintained by the Company and all lines of credit owned or used by the Company, and the names of all Persons with authority to withdraw funds from, or execute drafts or checks on, each such account.

5.32

Tax Status.  The Shareholder is not a “nonresident alien individual” or “foreign corporation” for purposes of Code Section 897(a)(1).

5.33

No Corporate Practice or Fee Splitting.  To the Shareholder’s Actual Knowledge, the actions, transactions or relationships arising from, and contemplated by, the Transaction do not and will not violate any law, rule or regulation relating to the corporate practice of medicine or fee splitting.  The Shareholder accordingly agrees that he will not and will not cause any other Party, in an attempt to void or nullify this Agreement or any document related to the Transaction or any relationship involving PainCare or Subsidiary, to sue, claim, aver, allege or assert that any such document or any such relationship violates any law, rule or regulation relating to the corporate practice of medicine or fee splitting.

5.34

Intentions.  The Shareholder intends to continue managing the business operations of the New PC on a full time basis for the next five (5) years and does not have Best Knowledge of any fact or condition that adversely affects, or in the future may adversely effect, his ability or intention to manage the business of the New PC on a full time basis for the next five (5) years.

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5.35

Securities Representation.

(a)

No Registration of PainCare Shares; Investment Intent.  The Shareholder acknowledges that the PainCare Shares to be delivered pursuant to this Agreement have not been and will not be registered under the Securities Act and may not be resold without compliance with the Securities Act.  The PainCare Shares to be acquired by the Shareholder pursuant to this Agreement are being acquired solely for his own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution other than in compliance with the Securities Act.

(b)

Resale Restrictions.  The Shareholder covenants, warrants and represents that none of the PainCare Shares issued to the Shareholder will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules of regulations of the Commission and applicable state securities laws, and this Agreement.

(c)

Ability to Bear Economic Risk.  The Shareholder covenants, warrants and represents that he is able to bear the economic risk of an investment in PainCare Shares acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such Best Knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect his own interests in connection with the acquisition of the PainCare Shares.  The Shareholder has received copies of PainCare’s most recent 10-KSB, 10-QSB and 8-K filings and have had an adequate opportunity to ask questions and receive answers from the officers of PainCare concerning any and all matters relating to the background and experience of the officers and directors of PainCare, the plans for the operations of the business of PainCare, and any plans for additional acquisitions and the like.  The Shareholder has asked any and all questions he has had in the nature described in the preceding sentence and all questions have been answered to such individual’s satisfaction.

(d)

Accredited Investor.  The Shareholder covenants, represents and warrants that he is an: (a) individual with a net worth (either individually or jointly with his respective spouse) in excess of One Million and No/100 Dollars ($1,000,000); or (b) individual who had an income in excess of Two Hundred Thousand and No/100 Dollars ($200,000) in each of 2003 and 2004, or had a joint income with his spouse in excess of Three Hundred Thousand and No/100 Dollars ($300,000) in each of 2004 and 2005, and has a reasonable expectation of reaching the same income level in 2006.

(e)

No Registration.  The Shareholder understands, agrees and acknowledges that the PainCare Shares have not been registered under the Texas Securities Act,, as amended, or the Securities Act in reliance upon exemption provisions contained therein which PainCare believes are available.

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5.36

HIPAA.  Disclosure Schedule 5.36 lists and describes all plans and other efforts of the Shareholder with respect to the practice locations to comply with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), including the final regulations promulgated thereunder, whether such plans and efforts have been put in place or are in process.  Disclosure Schedule 5.36 includes but is not limited in any manner whatsoever to any privacy compliance plan of the Company in place or in development, and any plans, analyses or budgets relating to information systems including but not limited to necessary purchases, upgrades or modifications to effect HIPAA compliance.

5.37

Improper and Other Payments.  (a) To the Shareholder’s Best Knowledge, neither the Company, nor any director, officer, employee thereof, nor any agent or representative of the Company nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (b) no contributions have been made, directly or indirectly, by the Company to a domestic or foreign political party or candidate; and (c) the internal accounting controls of the Company are believed by the Shareholder to be adequate to detect any of the foregoing under current circumstances.

5.38

Medical Waste.  (a)  With respect to the generation, transportation, treatment, storage, and disposal, or other handling of Medical Waste, the Company, with respect to the business, has complied with all Medical Waste Laws (as hereinafter defined).

(a)

“Medical Waste” includes, but is not limited to, (a) pathological waste, (b) blood, (c) sharps, (d) wastes from surgery or autopsy, (e) dialysis waste, including contaminated disposable equipment and supplies, (f) cultures and stocks of infectious agents and associated biological agents, (g) contaminated animals, (h) isolation wastes, (i) contaminated equipment, (j) laboratory waste, and (k) various other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals.  “Medical Waste” also includes any substance, pollutant, material, or contaminant listed or regulated under the Medical Waste Tracking Act of 1988, 42 U.S.C.  §§6992, et seq.  (“MWTA”).

(b)

“Medical Waste Law” means the following, including regulations promulgated and Orders issued thereunder, all as may be amended from time to time: the MWTA; the U.S.  Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 USCA §§2501 et seq.; the Marine Protection, Research, and Sanctuaries Act of 1972, 33 USCA §§1401 et seq.; the Occupational Safety and Health Act, 29 USCA §§651 et seq.; the United States Department of Health and Human Services, National Institute for Occupational Self-Safety and Health Infectious Waste Disposal Guidelines, Publication No.  88-119; and any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they purport to regulate Medical Waste, or impose requirements relating to Medical Waste.

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5.39

Accounts Receivable.  Disclosure Schedule 5.39 sets forth a list, accurate, correct and complete in all respects, of all outstanding accounts and notes receivable of the Company as of the last day of the month immediately preceding the Closing Date.  All outstanding accounts and notes receivable reflected on Disclosure Schedule 5.39 are due and valid claims against account debtors for services rendered in accordance with the usual business practices and historical collection experience of the Company and to Shareholder’s Best Knowledge are subject to no counterclaims, and have been outstanding for the periods indicated in the aging analysis in Disclosure Schedule 5.39.  The Shareholder knows of no reason why such accounts receivable would not be collectible by the Company according to approximately the same ratios as accounts receivable have been historically collectible by the Company. All outstanding accounts and notes receivable included in Disclosure Schedule 5.39 arose in the ordinary course of business.  The Company has not incurred any liabilities to customers for discounts, returns, promotional allowances or otherwise, except as provided in the Financial Statements.

5.40

No Untrue or Inaccurate Representation or Warranty.  No representation or warranty by the Shareholder or the Company in this Section 5 omits to state a fact necessary to make the statements and information contained in this Section 5 not misleading.

6.

REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING COMPANIES.  The Acquiring Companies represent and warrant to the Shareholder that the statements contained in this Section 6 are correct and complete as of the Execution Date.

6.1

Organization of PainCare and Subsidiary.  PainCare is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.  Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.  The Subsidiary has full power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is currently engaged and will be engaged after the Closing and to own and use the properties owned and used by it now and after the Closing.

6.2

Authorization of Transaction.  The Acquiring Companies have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Acquisition Companies, enforceable in accordance with its terms and conditions.  The execution and delivery of this Agreement has been duly approved and authorized by the Boards of Directors of the Acquisition Companies, and no other corporate proceedings on the part of either Acquisition Company are necessary to authorize this Agreement and the transactions contemplated hereby.

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6.3

Noncontravention.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Articles of Incorporation or bylaws of PainCare or Subsidiary, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which PainCare or Subsidiary is a party, which breach or default could reasonably be expected to have a Material Adverse Effect on the business or financial condition of PainCare or Subsidiary or its ability to consummate the transactions contemplated hereby or (c) a violation by PainCare or Subsidiary of any statute, rule, regulation, ordinance, code, Order, injunction, or award, which violation could reasonably be expected to have a Material Adverse Effect on the business or financial condition of PainCare or Subsidiary, or their ability to consummate the transactions contemplated hereby.

6.4

Consents and Approvals.  Except as set forth on Disclosure Schedule 6.4, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other Person, is required to be made or obtained by PainCare or Subsidiary in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

6.5

Disclosure Documents.  The Shareholder has had the opportunity to obtain and review PainCare’s Form 10-KSB for the year ending December 31, 2004, Form 10-Q filed with the SEC on November 14, 2005, Form S-3/A filed with the SEC on November 1, 2004, and current Forms 8-K (the “PainCare Disclosure Documents”).  The PainCare Disclosure Documents are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which such statements were made, not misleading.  To the Best Knowledge of PainCare nothing has occurred after the date of the documents contained in the PainCare Disclosure Documents that would individually or in the aggregate have a Material Adverse Effect on PainCare.

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6.6

Capitalization.  The authorized capital stock of PainCare consists of Two Hundred Million (200,000,000) shares of Common Stock, $.0001 par value per share, of which as of January 6, 2006, approximately Fifty Six Million Eight Hundred Forty Four Thousand Nine Hundred Sixty Eight (56,844,968) shares are issued and outstanding; and Ten Million (10,000,000) shares of “blank check” preferred, none of which have been issued or are outstanding.  All of the PainCare Shares are, and all shares of PainCare Shares to be issued pursuant to this Agreement will be, validly issued, fully paid and non-assessable.  Disclosure Schedule 6.6(a) hereto sets forth a listing of all options, warrants and outstanding PainCare securities which are convertible (with or without the payment of consideration) into shares of the Common Stock of PainCare, including all contingently issuable shares of such Common Stock issuable pursuant to agreements outstanding as of January 6, 2006.  Disclosure Schedule 6.6(b) also sets forth the terms of any financing proposed to be raised by PainCare in connection with the transactions contemplated by this Agreement.  All of the issued and outstanding capital stock of Subsidiary is owned of record and beneficially by PainCare, Inc., a wholly owned subsidiary of PainCare, and there are no options, warrants or outstanding Subsidiary securities which are convertible (with or without the payment of consideration) into shares of Subsidiary’s stock.

6.7

Litigation.  Except as set forth in Disclosure Schedule 6.7, there is no charge, complaint, action or Order outstanding or claim, suit, litigation, proceeding, labor dispute, arbitrable action or investigation (collectively, “Actions”) pending or, to the Best Knowledge of PainCare, threatened against, relating to or affecting (i) PainCare, or its assets or the operation of the business of PainCare as currently operated and to the Best Knowledge of PainCare its Affiliates, or their assets or business operations, (ii) any Employee Plan of PainCare or of any PainCare Affiliate or any trust or other funding instrument, fiduciary or administrator thereof, or (iii) the transactions contemplated by this Agreement, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign or other Person, any of which is reasonably expected to have a Material Adverse Effect on PainCare.  To the Best Knowledge of PainCare, neither PainCare nor any PainCare Affiliate is in default with respect to any Order of any court or governmental agency, and to the Best Knowledge of PainCare there are no unsatisfied judgments against PainCare or any PainCare Affiliate or the business of PainCare or any PainCare Affiliate.  Except as set forth in Disclosure Schedule 6.7, each Action pending or, to the Best Knowledge of PainCare, threatened (whether or not disclosed in Disclosure Schedule 6.7), is covered by insurance of reputable and solvent insurance companies.

6.8

No Undisclosed Liabilities.  Except as set forth in Disclosure Schedule 6.8, to the Best Knowledge of PainCare, PainCare has no Liabilities except (i) Liabilities that are reflected and reserved against on PainCare’s audited consolidated balance sheet dated December 31, 2004 (the “PainCare Balance Sheet Date”) that have not been paid or discharged since the date thereof and (ii) Liabilities incurred by PainCare since the PainCare Balance Sheet Date in the ordinary course of business consistent with past practice (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law or arose out of any complaint, action, suit or proceeding except those which individually or in the aggregate could not have a Material Adverse Effect on PainCare).  Subsidiary has no Liabilities.

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6.9

No Brokers.  The Acquisition Companies have not entered into any agreement with any third party which would have the effect of causing the Shareholder or the Company to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

6.10

No Untrue or Inaccurate Representation or Warranty.  No representation or warranty by the Shareholder or the Company in this Section 5 omits to state a fact necessary to make the statements and information contained in this Section 5 not misleading.

7.

CLOSING; TERMINATION.  The closing of the Transaction (the “Closing”) shall be effective between the Parties as of 12:00 p.m. Eastern Daylight Time on January 6, 2006 (the “Closing Date”).  However, in the event that the Parties have not satisfied all of the conditions necessary to Close by the Closing Date including, without limitation, the completion, review and approval of the Disclosure Schedule (hereinafter the “Closing Conditions”) then, in such event, either Party may extend the time period for satisfying such Closing Conditions until 4:00 p.m. Eastern Daylight Time, February 28, 2006 (hereinafter the “Extended Time”) with the understanding and agreement that if the Closing Conditions are completed to the mutual satisfaction of the Parties by the Extended Time that this Transaction shall be effective as of the Closing Date.  In the event that the Closing Conditions have not been completed to the mutual satisfaction of the Parties by the Extended Time, this Agreement may be terminated by either Party unless the Parties through their respective legal counsel otherwise agree in writing to an additional extension of time not to exceed ten (10) consecutive days beginning on the day immediately following the Extended Time for satisfying such Closing Conditions.  The Closing shall be conducted remotely through the exchange of documents via fax or email with original documents exchanged via overnight, next day delivery by a reputable national courier on the Closing Date or, if the time for satisfying the Closing Conditions has been extended to the Extended Time, on the date on which the Extended Time ends.  All deliveries made at the Closing shall be deemed to have been made simultaneously except as one delivery must logically be deemed to precede or follow another.

8.

CLOSING DELIVERIES.

8.1

Deliveries of the Company and the Shareholder.  At or prior to the Closing, the Company and the Shareholder shall deliver, or shall cause the New PC to deliver, as the case may be to the Acquiring Companies the following:

(a)

Consents and Approvals.  Copies of all authorizations, consents, and approvals of the Company, the Shareholder, governments, governmental agencies and third parties referred to in the Disclosure Schedules;

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(b)

Termination of Agreements.  Copies of documents effectuating the termination of any and all written employment and independent contractor agreements, compensation agreements, buy-sell agreements, factoring agreements, and other similar agreements entered into by the Company and which are in effect immediately preceding the Closing, which terminations shall each include a complete release of the Company from all known or unknown obligations or liabilities;

(c)

Company Stock.  The Certificates and stock powers, duly endorsed, transferring the Company Stock to Subsidiary and the officer and director resignations required in Section 2.6;

(d)

Secretary’s Certificate.  A certificate of the secretary of the Company certifying that the corporate resolutions authorizing the Company to enter into this Agreement and the ancillary documents hereto, articles of incorporation and bylaws of the Company, attached as exhibits to such certificate, are true, correct, and complete; and

(e)

Medicare Provider Number.  A copy of the completed application for New PC’s Medicare provider number signed by the Shareholder together with the Shareholder’s certification that such application has been or will be filed within fifteen (15) days of the Closing Date.

(f)

Managed Care Agreements.  An assignment(s) of all Medical Assets including the Managed Care Agreements to which the Company is a party to the New PC.

(g)

Other documents.  Such other instruments or documents as may be necessary or appropriate to carry out the Transactions, including without limitation (i) mutually agreeable and executed Employment Agreement for the Shareholder; (ii) the PainCare Stock Pledge Agreement; (iii) a fully executed Management Services Agreement; (iv) fully executed Articles of Merger; and (v) a fully executed Merger Agreement.

8.2

Deliveries of PainCare.  At or prior to the Closing, PainCare shall deliver to the Shareholder the following:

(a)

Closing Consideration.  The Closing Consideration;

(b)

Resolutions.  A certified copy of the resolution of the board of directors of PainCare authorizing the Transaction;

(c)

Secretary’s Certificate.  A certificate of the secretary of the Purchaser certifying that the corporate resolutions authorizing PainCare and the Subsidiary to enter into this Agreement and ancillary documents hereto, articles of incorporation and bylaws of the Subsidiary, attached as exhibits to such certificate, are true, correct, and complete; and

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(d)

Other documents.  Such other instruments or documents as may be necessary or appropriate to carry out the Transactions, including without limitation (i) a mutually agreeable and executed Employment Agreement for the Shareholder; (ii) the PainCare Stock Pledge Agreement; (iii) a fully executed Management Services Agreement; and (iv) fully executed Articles of Merger; and (iv) a fully executed Merger Agreement.

9.

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES.  The obligations of the Parties to Close are subject to the satisfaction of the following respective conditions at and as of the Closing unless waived by the Party for whose benefit the condition applies.

9.1

Conditions for the Benefit of PainCare and the Subsidiary.  (a)  The representations and warranties of the Shareholder and the Company in this Agreement and all information contained in any exhibit, certificate, schedule or attachment hereto or in any writing delivered by, or on behalf of the Shareholder or the Company shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing as though then made, except as expressly provided for herein, and (b) the Shareholder and the Company shall have performed and complied with all agreements, covenants and conditions and shall have made all deliveries required by this Agreement to be performed, delivered and complied with by them prior to or at the Closing.

(a)

As of the Closing, other than the current trade accounts payable, leasehold obligations and accrued payroll and benefit obligations, the Company shall not have any Liabilities, other than those listed in Disclosure Schedule 5.10 and Liabilities which have arisen after the Execution Date in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), including, but not limited to, any bank debt, capital leases or any general or professional liability claims, or be obliged in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any Person, except endorsements in the ordinary course of business in connection with the deposit, in banks or other financial institutions, of items for collection.

9.2

Conditions for the Benefit of the Shareholder.  The representations and warranties of PainCare in this Agreement and all information contained in any exhibit, certificate, schedule or attachment hereto or in any writing delivered by, or on behalf of PainCare or the Subsidiary shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing as though then made, except as expressly provided for herein, and (b) the Shareholder and the Company shall have performed and complied with all agreements, covenants and conditions and shall have made all deliveries required by this Agreement to be performed, delivered and complied with by them prior to or at the Closing.

10.

COVENANTS.  The Parties covenant and agree as follows:

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10.1

Operations.  At and as of the Closing, the New PC and the Subsidiary will execute and deliver to each other the Management Services Agreement and the Shareholder and the New PC will execute and deliver the Employment Agreement.  The Shareholder shall be designated by the Subsidiary as the Medical Group Administrator under the Management Services Agreement.

10.2

Deliveries.  PainCare will promptly deliver and make available to the Shareholder copies of any filings made by it under the Securities Act or the Securities Exchange Act, including the exhibits thereto and any correspondence with the Securities Exchange Commission or its staff.

10.3

Distributions of Sub-Chapter S Income by the Company.  Not later than the Closing, one hundred percent (100%) of the taxable income (as determined by using the cash method of accounting) of the Company allocated to Shareholder prior to the Closing Date shall have been distributed to the Shareholder subject to the requirement that Shareholder shall insure that as of the Closing the Company will have a minimum cash balance of Five Thousand and No/100 Dollars ($5,000).  The Shareholder shall not be entitled to any additional distributions or payments with respect to taxable income of the Company for the period ending after the Closing, other than as specifically set forth in this Agreement.

10.4

Post-Closing General Covenant.  In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party; provided, however, that the costs and expenses associated with the taking of any action necessary to execute or deliver to PainCare any stock powers and such other instruments of transfer as may be necessary to transfer ownership of the Company Shares by the Shareholder shall be borne by the Shareholder.

10.5

Tax Returns.  The Shareholder shall be responsible for preparing and filing all income or franchise Tax Returns of the Company relating to periods of time prior to the Closing Date.  PainCare and the Subsidiary will provide Shareholder access to all books and records of the Company necessary to the preparation of such Tax Returns and the Subsidiary, as the successor to the Company, will execute such Tax Returns.  The Shareholder will take no positions on the Tax Returns of the Company that relate to the tax period prior to the Closing that could adversely affect the Company or PainCare after the Closing.  The Shareholder will provide PainCare with an opportunity to review and comment on such Tax Returns (including any amended returns).  PainCare will be responsible for preparing and filing all income and franchise Tax Returns of the Company relating to periods after the Closing.  The income of the Company will be apportioned to the period up to the Closing and the period from and after the Closing in accordance with the provisions of Code Section 1362(e)(6)(D) by closing the books of the Company as of the close of business on the last calendar day immediately preceding the Closing, with recognition that the Company files on that basis of a cash rather than accrual method.  The Acquiring Companies shall be solely responsible for any taxes due arising from conversion to the accrual method.

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10.6

Transition.  Neither the Shareholder nor the Company nor the New PC will take any action that is designed, intended or likely to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Company or the New PC from maintaining the same business relationships with the Company and the New PC after the Closing as he, she or it maintained with the Company prior to the Closing.

10.7

Litigation Support.  In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with: (a) any transaction contemplated under this Agreement; or (b) any fact, situation, circumstances, status, condition, activity, practice, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing involving the Company, each of the Parties will cooperate with the contesting or defending Party and its or his counsel in the contest or defense, at the sole cost and expense of the contesting or defending Party except to the extent that the contesting or defending Party is entitled to indemnification therefore under this Agreement.

10.8

Consents.  The Shareholder hereby covenants and agrees that he will use his reasonable best efforts to obtain all authorizations, consents, and approvals set forth in Section 5.4 of the Disclosure Schedule.  If any such consent, approval or agreement is not obtained, or if an attempted assignment thereof would affect the rights of the parties thereunder so that such parties would not in fact receive all such rights, the Parties will cooperate in any arrangement designed to provide for the Parties to receive the benefits under any such contract, including enforcement for the benefit of the Acquiring Companies of any and all rights of the Shareholder against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

10.9

Operational Covenants.  Without the prior written consent of Shareholder, PainCare shall not, and shall not permit the Surviving Corporation to, do any of the following prior to the conclusion of the third Formula Period:

(a)

reorganize the Surviving Corporation, whether by integrating or consolidating the business of the Surviving Corporation with other operating units of PainCare or its subsidiaries or affiliates or otherwise, except in the case that at the time of such integration or consolidation such transaction could not reasonably be expected to have a Material Adverse Effect on the Formula Period Profits;

(b)

effect any reassignment, reprioritization, reallocation, restructuring, or reduction of the Surviving Corporation’s human or other resources, their research and development initiatives, or their marketing programs, except in a manner that at the time of such event could not reasonably be expected to have a Material Adverse Effect on the Formula Period Profits;

(c)

amend the articles of incorporation or bylaws of the Surviving Corporation in any manner that at the time of such amendment could reasonably be expected to have a Material Adverse Effect on the Formula Period Profits;

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(d)

cause the Surviving Corporation to become a party to or terminate any agreement which at the time such agreement is entered into or terminated could reasonably be expected to have a Material Adverse Effect on the Formula Period Profits or that is reasonably necessary in light of the Surviving Corporation’s results of operation; provided that this Section 10.9(d) shall not be deemed to create any right to amend or terminate the Management Services Agreement;

(e)

cause the Surviving Corporation to undertake actions outside the ordinary course of its business which at the time of such undertaking could reasonably be expected to have a Material Adverse Effect on the Formula Period Profits;

(f)

sell a material portion of the Surviving Corporation or its assets, merge the Surviving Corporation with any other entity, sell a controlling interest in the Surviving Corporation, or make any fundamental change in the business of the Surviving Corporation unless such action(s) at the time of such undertaking could not reasonably be expected to have a Material Adverse Effect on the Formula Period Profits.

The Parties hereby acknowledge and agree that the foregoing covenants in this Section 10.9 shall be of no effect during any Formula Period if the Formula Period Profits in any two (2) consecutive Formula Period quarters falling within such Formula Period are less than One Hundred Eighty Five Thousand and No/100 Dollars ($185,000), or if the Formula Period Profits in any one quarterly period falling within such Formula Period is less than Eighty Thousand and No/100 Dollars ($80,000).

10.10

Capital Adjustments.

(a)

In the event of a stock dividend, recapitalization, merger in which PainCare is the surviving corporation, split-up, combination or exchange of shares, or the like which results in a change in the number or kind of shares of PainCare stock which is outstanding immediately prior to such event, the right of the Shareholder to receive PainCare Shares in respect of this Agreement and the price thereof, shall be appropriately adjusted in the same manner as would occur with respect to the number and kind of shares a shareholder of PainCare who owned the same number and kind of shares immediately prior to such event.  Such adjustments shall be made in good faith by the Board of Directors of PainCare, whose determination shall be conclusive and binding on all parties, subject to review for manifest error.

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(b)

In case of any consolidation or merger of  PainCare with or into another party or parties or the conveyance of all or substantially all of the assets of  PainCare to another party or parties or a share exchange transaction involving more than fifty percent (50%) of the issued and outstanding common stock of PainCare, the PainCare Shares to be received by the Shareholder pursuant to this Agreement and the Shareholder’s right to receive PainCare Shares pursuant to this Agreement shall thereafter be convertible into the number of shares of stock, options or other securities or property to which a shareholder of PainCare who owned the same number and kind of shares prior to such event would have been entitled upon such consolidation, merger, conveyance, conversion or exchange; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Shareholder’s right to receive PainCare Shares, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably possible, in relation to any shares of stock or other property thereafter deliverable upon the Shareholder’s entitlement to same.

11.

SURVIVAL AND  INDEMNIFICATION.

11.1

Survival of Representations and Warranties.  All of the representations, warranties, covenants, and agreements including but not limited to the restrictive covenants and the indemnification provisions contained in this Agreement are material and have been relied upon by the Parties hereto and shall survive the Closing for their applicable statute of limitations.  The representations and warranties contained herein shall not be affected by any investigation, verification or examination by any Party or by anyone on behalf of such Party.

11.2

Indemnification Provisions for the Benefit of PainCare and Subsidiary.  The Shareholder agrees to indemnify the Acquiring Companies from and against any Adverse Consequences PainCare and/or the Subsidiary or any of their respective shareholders, directors, officers, employees, agents, successors or assigns may incur or suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, or caused by:

(a)

a misrepresentation of any of the Shareholder’s or the Company’s representations and/or warranties contained in this Agreement;

(b)

a breach of any of the Shareholder’s or the Company’s covenants contained in this Agreement, or;

(c)

any Liability of the Shareholder or the Company of any nature whatsoever that accrued or was existing, whether know or unknown, as of immediately prior to the Closing or related to events or actions or inactions of the Shareholder or the Company which occurred prior to the Closing and which is not expressly assumed by the Acquiring Companies.

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11.3

Indemnification Provisions for the Benefit of the Shareholder.  In the event of a misrepresentation or breach of any of PainCare’s or Subsidiary’s representations, warranties, and covenants contained in this Agreement, then the Acquiring Companies agree to indemnify the Shareholder from and against any Adverse Consequences the Shareholder may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

11.4

Matters Involving Third Parties.

(a)

Notification.  If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against the other Party (the “Indemnifying Party”) pursuant to this Section 11, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless the Indemnifying Party thereby is prejudiced by the delay and then only to the extent that the Indemnifying Party is actually prejudiced by the delay.

(b)

Defense by Indemnifying Party.  The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party notifies the Indemnified Party in writing within ten (10) business days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill the Indemnifying Party’s indemnification obligations hereunder; (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; and (e) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(c)

Satisfactory Defense.  So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 11.4(b) above: (i) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld or delayed unreasonably); and (ii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably), and any such settlement must include a complete release of the Indemnified Party.  The Indemnified Party may in any event retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

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(d)

Conditions.  In the event any of the conditions in Section 11.4(b) above is or becomes unsatisfied, however: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith); (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses); and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 11.

11.5

Right to Set-Off.  If any Adverse Consequence occurs or is incurred by PainCare or Subsidiary or any other indemnified party pursuant to Section 11.2, PainCare or Subsidiary shall have the right, after written notice to the Shareholder, at PainCare’s or Subsidiary’s option and in addition to any other actions permitted by law, to offset the amount of any such cost, loss, damage, expense, liability, obligation or claim against amounts due from PainCare or Subsidiary to the Shareholder, including the right to offset any post-closing payment due from PainCare or Subsidiary to the Shareholder under this Agreement or any other agreement.

11.6

Limitation.  The indemnification provisions set forth in this Section 11 shall be limited to all claims in excess of Twenty Five Thousand and No/100 Dollars ($25,000) (the “Threshold”).  Once a claim exceeds the Threshold, if a Party is entitled to indemnification under this Section 11, such Party shall recover all appropriate funds from the first dollar of damages.  Further, the Indemnifying Parties shall not be liable for any Adverse Consequences resulting from claims that are covered by any insurance policy or other indemnity or contribution agreement unless, and only to the extent that, the full limit of such insurance policy, indemnity or contribution agreement has been exceeded.  The Indemnified Party shall have a duty to mitigate its damages.  Notwithstanding the foregoing, a Party’s obligation to indemnify under this Article 10 shall be limited to an amount equal to One Hundred Twenty Five Thousand and No/100 Dollars ($125,000), plus the amount of any Installment Payments (including Adjusted Installment Payments and Installment Payment Premiums) paid or due pursuant to Section 4.4 of this Agreement prior to any reduction of such Installment Payments permitted under Section 4.4(g); provided however that such cap shall not be applicable with respect to such claims that the Shareholder would otherwise have personal liability such as in the case of malpractice and fraud.  Except as otherwise provided in the immediately preceding sentence, if the Shareholder becomes obligated to provide indemnification pursuant to this Section 11, he shall not be obligated to pay more than he has actually received in payments pursuant to this Agreement, and the balance of indemnification, if any, shall be recovered by set-off pursuant to Section 11.5 against such further payments, if any, to which the Shareholder would be entitled to receive under this Agreement but for such set-off.

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11.7

Defaults.  Any material breach, default or other similar condition or event (however described) (each, a “Default”) by the Shareholder or the Company under this Agreement (or any ancillary document hereto or described herein) shall also constitute a Default by the Shareholder, REC, the New PC and Carpenter, as the case may be, under (i) the Management Services Agreement (and every ancillary document thereto or described therein); (ii) the Merger Agreement (and every ancillary document thereto or described therein); and (iii) every ancillary document hereto and described herein; provided, however, no Default shall be deemed to have occurred under this Agreement, if such Default is cured by the Shareholder or the Company, as the case may be, after PainCare or the Subsidiary has given notice (the “Default Notice”) of: (ii) the Default; (ii) the detailed reason why it has not been satisfied; and (ii) a proposed cure to the Shareholder and/or the Company, and the Default has been cured within sixty (60) days from the date of the Default Notice; provided, further, if the Shareholder and/or the Company commences a cure and thereafter diligently prosecutes such cure to completion, the cure period shall be extended for one (1) additional thirty (30) day period with the understanding that if such Default is not cured within ninety (90) days after the delivery of the Default Notice then, in such event, a Default shall be deemed to have occurred under this Agreement.

12.

RESTRICTIVE COVENANTS; CONFIDENTIALITY.

12.1

Restrictive Covenants.

(a)

Restricted Period.  The Shareholder hereby agrees that during the time period commencing with the Closing and continuing for a period of five (5) years thereafter (the “Restricted Period”), neither the Shareholder nor any of his Affiliates, shall, other than on behalf of the New PC, PainCare or Subsidiary, directly or indirectly, for himself, or on behalf of any other person (whether as an individual, agent, servant, employee, employer, officer, director/manager, shareholder/member, investor, principal, consultant or in any other capacity whatsoever) take any action or undertake any matter set forth in 12.1(a)(i)-(ii) below; provided, however, these restrictive covenants are contingent upon PainCare and the Subsidiary being and continuing to be in substantial compliance with all of the material terms and conditions applicable to them in this Agreement and, to the extent that any terms or conditions remain unsatisfied after the Shareholder has given notice (the “Cure Notice”) of:  (i) the condition; (ii) the detailed reason why it has not been satisfied; and (iii) a proposed cure to PainCare or the Subsidiary, as the case may be, and the condition has not been cured within sixty (60) days from the date of the Cure Notice, then the condition shall be deemed not satisfied; provided, however, if PainCare and/or the Subsidiary commences a cure and thereafter diligently prosecutes such cure to completion, the cure period shall be extended for additional sixty (60) day periods with the understanding that if such material breach is not cured within twelve (12) months after the delivery of the Cure Notice then, in such event, the condition shall be deemed not satisfied.

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(i)

Operate or provide physician, chiropractic, or physical or occupational therapy services at any medical office, hospital, clinic or out-patient and/or ambulatory treatment or diagnostic facility or become employed by, or serve as a health care consultant to any health care provider providing services similar to those provided by the Subsidiary or the New PC or healthcare services provided by PainCare, or engage or participate in or finance, including without limitation, as a shareholder, partner, member, manager, director, officer, trustee, agent, lender, landlord or otherwise, any business which engages in a business that is substantially similar to (1) the business being conducted by the Surviving Corporation or the New PC, including without limitation, management or provider of health care services or a facility licensed by the Texas Commission on Accreditation of Rehabilitation Facilities, or (2) healthcare service businesses of PainCare at such time, anywhere within the Territory;

(ii)

Solicit or engage in the solicitation of, or serve or accept any business from patients, insurance companies, managed care plans, employers or other customers of the business conducted by the New PC or the Surviving Corporation or any healthcare service business of PainCare for services competitive with those of the New PC or the Subsidiary or PainCare, and their successors and assigns;

(iii)

Request, induce or advise any patients, insurance companies, managed care plans, suppliers, vendors, employers or other customers of the business conducted by the New PC or the Subsidiary to withdraw, curtail or cancel their business or other relationships with the New PC or the Subsidiary, or assist, induce, help or join any other Person in doing any of the above activities; or

(iv)

Induce or attempt to influence any employee of the New PC, PainCare, and/or its subsidiaries including the Subsidiary Company, to terminate his or her employment with the New PC, PainCare, and/or its subsidiaries including the Subsidiary, or to hire, recruit or solicit any such employee, whether or not so induced or influenced;

provided, however, that the foregoing shall not prohibit the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed five percent (5%) of the outstanding shares of any such corporation.  “Territory” as used herein means the fifty (50) mile radius extending outward from the New PC’s clinic locations as they presently exist or may exist at the time the Shareholder engages in any of the activities set forth in Section 12(a)(i)-(iv) above.  In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

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(b)

Consideration.  PainCare, Subsidiary and the Shareholder have carefully considered the nature and extent of the restrictions imposed by this Section 12.1 and the rights and remedies conferred upon the Acquiring Companies hereunder and hereby expressly acknowledge and agree that: (i) the restricted territory, period, and activities are reasonable and are necessary and fully required to protect the legitimate business interests of the Acquiring Companies; (ii) any violation of the terms of these restrictive covenants would have a substantial detrimental effect on PainCare’s and Subsidiary’s businesses; (iii) the restrictive covenants do not stifle the Shareholder inherent skill and experience; and (iv) would not operate as a bar to any of the Shareholder’s means of support.  Because of the difficulty of measuring economic losses to PainCare and the Surviving Corporation as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused to PainCare and the Surviving Corporation for which it would have no other adequate remedy, the Shareholder agrees that, in the event of a breach by him of the foregoing covenants, the covenants set forth in this Section 12.1 may be enforced by PainCare and the Surviving Corporation by injunctions and restraining orders, in addition to all other available legal remedies.

12.2

No Running of Covenant During Breach.  The covenants set forth in this Section 12 shall apply for the applicable periods as set forth above.  If the Shareholder violates such covenants, and PainCare, the Surviving Corporation or any of their successors and assigns bring a legal action for injunctive or other relief, such party bringing the action shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of the covenant period, unless a court of competent jurisdiction holds that the covenant is not enforceable in whole or in part.  Accordingly, for any time period that the Shareholder is in violation of the covenant, such time period shall not be included in calculating the applicable time period of the covenant.

12.3

Blue Pencil Doctrine.  The covenants set forth in this Section 12 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.  Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

12.4

Texas Business and Commerce Code Section 15.50.  To the extent that a court determines that the Texas Business and Commerce Code Section 15.50(b) applies to the restrictive covenants set forth in Section 12.1 as a result of an action brought by PainCare, the Subsidiary, the New PC or another Person enforcing the terms of such restrictive covenants, the following provisions will apply (in all other events where a court does not hold so, or the Parties agree otherwise, the Shareholder shall have none of buyout rights indicated hereunder):

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(a)

Access to Patient Lists and Records.  The Shareholder shall be entitled to obtain a list of the patients the Shareholder has seen or treated within twelve (12) months prior to making a request for patient records and shall have reasonable access to any patient records of the patients upon written authorization of such patient and upon written request to the New PC; such records shall be made available to the Shareholder for a reasonable fee as established by the Texas State Board of Medical Examiners.  Such patient lists or patient records to be provided hereunder shall be made accessible in a format similar to that which such records are normally maintained by the New PC unless otherwise agreed upon by the parties.

(b)

Buyout of Covenant.  Notwithstanding the foregoing, the Shareholder shall be released from the restrictive covenants set forth in Section 12.1 and may directly compete with the Subsidiary, PainCare and the New PC in the Territory in any manner upon payment to PainCare of an amount, which the Parties hereto expressly agree shall constitute a reasonable price, equal to the Termination Consideration (as such term is defined in the Management Services Agreement).  Such payment of the Termination Consideration shall be due within fifteen (15) days after the New PC provides written notice to the Shareholder that it is electing to release the Shareholder from the restrictive covenants set forth in Section 12.1.

(c)

Patient Care.  The Shareholder shall not be prohibited from providing continuing care and treatment to a specific patient or patients during the course of an acute illness at any time, including during the Restricted Period.

12.5

Confidentiality, Press Releases, and Public Announcements.

(a)

No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties.

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(b)

The Parties covenant and agree that, from and after the Execution Date, none of the Parties nor their Affiliates shall disclose, divulge, furnish or make accessible to anyone any Confidential Information or Trade Secrets of another Party, or in any way use any Confidential Information or Trade Secrets of another Party in the conduct of any business; provided, however, that nothing in this Section 12.5 will prohibit the disclosure of any Confidential Information or Trade Secrets of any Party which is required to be disclosed by ~~a~~ another Party or any of its or his Affiliates in connection with any court action or any proceeding before any authority.  Notwithstanding the foregoing, in the case of a disclosure contemplated by this Section 12.5, no disclosure shall be made until the disclosing Party shall give notice to the non-disclosing Party of the intention to disclose such Confidential Information or Trade Secrets so that the non-disclosing Party may contest the need for disclosure, and the disclosing Party will cooperate (and will cause its or his Affiliates and their respective representatives to cooperate) with the non-disclosing Party in connection with any such proceeding.  Notwithstanding any provision of this Agreement which may be to the contrary, the foregoing provisions restricting the use of Confidential Information and Trade Secrets shall survive the Closing for the time period equal to five (5) years from the Execution Date.  For the purpose of this Agreement, the term “Confidential Information” shall mean all records, files, reports, protocols, policies, manuals, databases, processes, procedures, computer systems, materials and other documents pertaining to the operations of a Party and the term “Trade Secrets” shall mean information, including a formula, pattern, compilation, program, device, method, technique, or process that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

12.6

Conduct of Business.  From the date hereof through the Closing or termination of this Agreement, as the case may be, the Shareholder shall, except as contemplated by this Agreement, or as consented to by PainCare in writing, cause the Company to be operated in the ordinary course and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing.  Without limiting the generality of the foregoing, the Company shall not, and, with respect to the Company, the Shareholder shall not, except as specifically contemplated by this Agreement, as set forth in Disclosure Schedule 12.6, or as consented to by PainCare in writing:

(a)

change or amend the organizational documents of the Company;

(b)

enter into, extend, materially modify, terminate or renew any lease or any contract, except modifications, extensions or renewals of contracts in the ordinary course of business or as contemplated by this Agreement;

(c)

sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the assets or any interests therein of the Company except in the ordinary course of business and, without limiting the generality of the foregoing, the Company will maintain, dispose of, and sell inventory consistent with past practices;

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(d)

incur any liability for indebtedness for borrowed money, guarantee the obligations of others, indemnify or agree to indemnify others or, except in the ordinary course of business, incur any other liability;

(e)

take any action with respect to the grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of the Company in effect on the date hereof that are described in the Disclosure Schedule) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee of the Company or pay, any benefit not required by any existing Employee Plan or policy;

(f)

make any change in the key management structure of the Company, including, without limitation, the hiring of additional officers or the termination of existing officers;

(g)

adopt, enter into or amend any Employee Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable regulations;

(h)

fail to maintain all Employee Plans in accordance with applicable Regulations;

(i)

acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of, any corporation, partnership, association or other business organization or division thereof or acquire any subsidiary;

(j)

willingly allow or permit to be done any act by which any of the insurance policies of the Company or the Shareholder may be suspended, impaired or canceled;

(k)

enter into, renew, modify or revise any agreement or transaction relating to the Company with any of its Affiliates except as contemplated by this Agreement;

(l)

fail to maintain the assets of the Company in substantially their current state of repair, excepting normal wear and tear, or fail to replace (consistent with the Company’s past practice) inoperable, worn-out or obsolete or destroyed assets;

(m)

make any loans or advances relating to the Company to any Person, except for expenses incurred in the ordinary course of business consistent with past practice;

(n)

fail to comply in all respects with all laws and regulations applicable to the Company except with respect to such matters which would not have a Material Adverse Effect on the Company or its business or operations;

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(o)

intentionally do any other act which would cause any representation or warranty of the Company or the Shareholder in this Agreement to be or become untrue, or any covenant in this Agreement to be breached, in any material respect;

(p)

fail to use reasonable efforts consistent with past business practice to (i) maintain the Company so that the services of its officers, employees, consultants and agents will remain available to it at and after the Closing, (ii) maintain existing relationships with suppliers, patients, customers and others having business dealings with the Company and (iii) otherwise preserve the goodwill of the business of the Company so that such relationships and goodwill will be preserved at and after the Closing;

(q)

enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder;

(r)

except as provided herein, declare, set aside for payment, or pay any dividend or distribution in respect of any capital stock of the Company, redeem, purchase or otherwise acquire any of the Company’s equity securities; or otherwise transfer any of the assets of the Company to or on behalf of the Shareholder or any Affiliate of the Company, including, without limitation, any payment of principal of or interest on any debt owed to any of the foregoing or any payment of a bonus, fee or other payment to any of the foregoing as an employee of the Company ; or

(s)

fail to comply with all applicable filing, payment, withholding, collection and record retention obligations under all applicable federal, state, local or foreign Tax laws.

12.7

No Third-Party Beneficiaries.  Other than with respect to the restrictive covenants set forth in Section 12, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

13.

MISCELLANEOUS.

13.1

Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

13.2

Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors, assigns, distributees, heirs, and grantors of any revocable trusts of a Party hereto.  No Party may assign either this Agreement or any of its or his rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, the Acquiring Companies, may, without the prior consent of the other Party,  assign this Agreement to their Affiliates so long as such assignment does not alter the nature of the PainCare Shares deliverable under this Agreement or effect any action that would be prohibited to PainCare and the Subsidiary as the Surviving Corporation under Section 10.9.

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13.3

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

13.4

Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13.5

Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given: (a) upon receipt if it is sent by facsimile, (b) the next business day if sent by reputable overnight courier, or (c) five (5) days after mailing if by certified mail return receipt requested, postage prepaid, and addressed or otherwise sent to the intended recipient as set forth below:

If to PainCare

or Subsidiary:

PainCare Holdings, Inc.

1030 North Orange Avenue

Suite 105

Orlando, Florida  32801

Attention: Chief Executive Officer

With a copy to:

McDermott Will & Emery LLP

201 S. Biscayne Boulevard, Suite 2200

Miami, Florida 33131

Attention: Jerry J. Sokol, Esq.

If to the Shareholder:

Randall W. Rodgers, D.O.

403 Street, Highway 110, North

Whitehouse, Texas 75791

If to the Company:

Carefirst Medical Associates, P.A.

403 Street, Highway 110, North

Whitehouse, Texas 75791

Attention:  President

With a copy in each case to:

Robert Carpenter, D.C.

403 Street, Highway 110, North

Whitehouse, Texas 75791

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Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address or facsimile number set forth above using any other means (including personal delivery, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address or facsimile number to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

13.6

Governing Law; Jurisdiction; Attorney’s Fees.  This Agreement, and all proceedings hereunder, shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.  In the event of any suit under this Agreement or otherwise between the Parties hereto, the prevailing Party shall be entitled to all reasonable attorney’s fees and costs to be included in any judgment recovered.  In addition, the prevailing Party shall be entitled to recover reasonable attorney’s fees and costs incurred in enforcing any judgment arising from a suit under this Agreement.  This post-judgment attorney’s fees and costs provision shall be severable from the other provisions of this Agreement and shall survive any judgment on such suit and is not to be deemed merged into the judgment.  Except for any action taken pursuant to Section 12.1, any Party bringing a suit under this Agreement shall: (i) notify the other Party in writing with respect to such matter at least thirty (30) calendar days prior to taking any action; and (ii) after the expiration of such thirty (30) calendar period, such Party may initiate a mediation proceeding, with which the  other party will participate prior to such other party bringing suit.  In the event the dispute continues following the completion of the mediation proceeding, any Party may bring suit in accordance with the provisions set forth in the first sentence of this Section 13.6.

13.7

Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence and all waivers must be in writing, signed by the waiving Party, to be effective.

13.8

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction, unless the continued validity or enforceability of the remaining terms and provisions or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction would cause a substantial inequity.

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13.9

Expenses.  Except as set forth herein, the Shareholder shall bear and be responsible and shall pay for all costs and expenses (including, but not limited to, legal and accounting fees and expenses) incurred by the Shareholder, the Company and the New PC in connection with this Agreement and the transactions contemplated hereby.

13.10

Further Assurances.  Each Party shall, at the reasonable request of any other Party hereto, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents, and take such actions as such other Party may reasonably request in connection with the carrying out the terms and provisions of this Agreement.

13.11

Construction.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity.  The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from nor mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

13.12

Survival.  All of the representations, warranties, covenants and agreements including but not limited to Sections 5, 7, 8, 10, 11, 12, and 13 made by the Parties in this Agreement or pursuant hereto in any certificate, instrument or document shall survive the consummation of the transactions described herein shall survive for all applicable statute of limitations, and may be fully and completely relied upon by the Shareholder and the Acquiring Companies, as the case may be, notwithstanding any investigation heretofore or hereafter made by any of them or on behalf of any of them, and shall not be deemed merged into any instruments or agreements delivered at Closing or thereafter.

13.13

Incorporation of Exhibits and Schedules.  The following are incorporated herein by reference and made a part hereof: (i) all exhibits and schedules (including the Disclosure Schedule) identified in this Agreement; (ii) the recitals first set forth above; and (iii) any other document, memorandum and/or letter signed by the Parties or their legal counsel with instructions to incorporate such document, memorandum and/or letter into to this Section.

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13.14

Submission to Jurisdiction.  With respect to any legal proceeding brought by PainCare which arises out of or relates to this Agreement or the transactions contemplated hereby, exclusive jurisdiction and venue with respect to such matter shall lie in any state or federal court within Smith County, Texas.  With respect to any legal proceeding brought by the Shareholder or the Company which arises out of or relates to this Agreement or the transactions contemplated hereby, exclusive jurisdiction and venue with respect to such matter shall lie in any state or federal court within Orange County, Florida.  Each Party to this Agreement hereby irrevocably waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

13.15

Cure Periods.  Any references in this Agreement to the violation, breach or default by any Person under this Agreement or under any other agreement or documents contemplated hereunder shall mean such violation, breach or default after the applicable notice and cure period, or, if no notice and cure period is provided for (unless the event is specifically stated to be incurable) and the breaching Party is diligently and continuously pursuing a cure to completion, then after written notice from the non-breaching Party and a cure period of ninety (90) days, provided this provision shall not be applicable to any breach that arises from acting in bad faith, fraud or intentional or wanton misconduct.

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IN WITNESS WHEREOF, the Parties hereto have executed this MERGER AGREEMENT AND PLAN OF REORGANIZATION as of the date first above written.

PAINCARE:

PAINCARE HOLDINGS, INC., a Florida corporation

By:

/s/ Randy Lubinsky

Print:

Randy Lubinsky

Its:

CEO

ACQUISITION:

PAINCARE ACQUISITION COMPANY XXII, INC., a Florida corporation

By:

/s/ Randy Lubinsky

Print:

Randy Lubinsky

Its:

CEO

COMPANY:

CAREFIRST MEDICAL ASSOCIATES, P.A., a   Texas professional association

By:

_/s/ Randall W. Rodgers, D.O.__________

Name:

___Randall W. Rodgers_______________

Its:

CEO

SHAREHOLDER:

/s/ Randall W. Rodgers, D.O.

Randall W. Rodgers, D.O.

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EXHIBITS

Exhibit 1

Definitions

Exhibit 2.3

Articles of Merger

Exhibit 2.4

Articles of Incorporation of Subsidiary

Exhibit 2.5

Bylaws of Subsidiary

Exhibit 4.4

PainCare Stock Pledge Agreement

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DISCLOSURE SCHEDULES

2.11(a)

Medical Assets

2.11(b)

Non-Medical Assets

5.1

Organization, Qualification, and Corporate Power

5.4

Noncontravention

5.5

Broker’s Fees

5.6

Material Assets

5.8

Financial Statements

5.9

Events Subsequent to Most Recent Year End

5.10

Undisclosed Liabilities

5.11(a)

Tax Returns

5.11(c)

No Disputes or Claims

5.11(g)

Audits of Tax Returns

5.12

Real Property

5.15

Contracts

5.16

Powers of Attorney

5.17

Insurance; Malpractice

5.18

Litigation

5.19

Health Care Compliance

5.23

Medical Staff

5.24

Employees

5.25

Employment Benefits - Plans

5.26(a)

Physicians and Other Providers

5.26(c)

Actions

5.27

Guaranties

5.28

Environment, Health, and Safety – Permits and Licenses

5.29

Certain Business Relationships

5.30

Third Party Payors

5.31

Bank Accounts

5.36

HIPAA

5.39

Accounts Receivable

6.4

Consents and Approvals

6.6(a)

Capitalization – Options, Warrants and Outstanding Convertible Securities

6.6(b)

Terms of any Financing Proposed to be Raised by PainCare

6.7

Litigation

6.8

No Undisclosed Liabilities

12.6

Conduct of Business

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EXHIBIT 1

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

0.1

“Accounts Receivable” means the accounts receivable of the Company determined in accordance with GAAP with respect to the operations of the Company prior to the Closing arising from the rendering of services to patients through the Closing, including, without limitation, those from private pay patients, private insurance payors, third party payors and governmental programs.

0.2

“Actions” has the meaning set forth in Section 6.7.

0.3

“Acquiring Companies” has the meaning set forth in the Preamble.

0.4

“Actual Knowledge” An individual will be deemed to have “Actual Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter.

0.5

“Adjustment Installment Payment” has the meaning set forth in Section 4.4.

0.6

“Adjustment Payment Date” has the meaning set forth in Section 4.3(b).

0.7

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, complaints, claims, demands, injunctions, Orders, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

0.8

“Affiliate” shall mean, with respect to any Person: (a) any Person that, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such Person; and (b) if the Person is an individual, any the spouse, estate, heir, devisee, lineal descendant (by birth or adoption), or spouse of a lineal descendant of that individual, or a trust or other Person formed by the individual for the benefit of any one or more of the individual, his spouse, his lineal descendants, or spouses of any of lineal descendants, and in which Person day-to-day voting control is directly or indirectly held by the individual.  For the purposes of this definition, the terms “controls,” “is controlled by” and “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.  Neither PainCare nor Subsidiary is an Affiliate of the Company or the Shareholder for purposes of this Agreement and neither the Shareholder nor the Company is an Affiliate of PainCare or Subsidiary for purposes of this Agreement.

0.9

“Agreed Net Equity” has the meaning set forth in Section 4.3.

0.10

“Agreement” has the meaning set forth in the Preamble.

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0.11

“Ancillary Service Revenues” has the meaning set forth in Section 4.4.

0.12

“Annual Financial Statements” has the meaning set forth in Section 5.8.

0.13

“A/R Adjustment” has the meaning set forth in Section 4.3.

0.14

“Articles of Merger” has the meaning set forth in Section 2.3.

0.15

“Best Knowledge” An individual will be deemed to have “Best Knowledge” of a particular fact or other matter if:

(a)

such individual is actually aware of such fact or other matter; or

(b)

a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have “Best Knowledge” of a particular fact or other matter if the Shareholder or any individual who is a serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Best Knowledge of such fact or other matter.

0.16

“Business” has the meaning set forth in the Recitals.

0.17

“Carpenter” has the meaning set forth in the Recitals.

0.18

“Cash Due at Closing” has the meaning set forth in Section 4.1.

0.19

“Center” has the meaning set forth in the Recitals.

0.20

“Certificate(s)” has the meaning set forth in Section 2.10.

0.21

“Closing” has the meaning set forth in Section 7.

0.22

“Closing Conditions” has the meaning set forth in Section 7.

0.23

“Closing Consideration” has the meaning set forth in Section 4.1.

0.24

“Closing Date” has the meaning set forth in Section 7.

0.25

“Closing Balance Sheet” has the meaning set forth in Section 4.3.

0.26

“Closing Shares” has the meaning set forth in Section 4.1.

0.27

“Code” means the Internal Revenue Code of 1986, as amended.

0.28

“Commission” means the U.S. Securities and Exchange Commission.

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0.29

“Company” has the meaning set forth in the Preamble.

0.30

“Company Shares” means any share of common stock of the Company.

0.31

“Confidential Information” has the meaning set forth in Section 12.5.

0.32

“Cure Notice” has the meaning set forth in Section 12.1.

0.33

“Default” has the meaning set forth in Section 11.7.

0.34

“Default Notice” has the meaning set forth in Section 11.7.

0.35

“Designated Health Services” has the meaning set forth in 42 USC 1395nn(h)(6) of the Federal Physician Self-Referral Law.

0.36

“Disclosure Schedule” has the meaning set forth in Section 5.

0.37

“Earnings Threshold” has the meaning set forth in Section 4.4.

0.38

“EBITDA” has the meaning set forth in Section 4.4.

0.39

“Employment Agreement” means the employment agreement that the Acquisition Companies and the Shareholder anticipate the Shareholder will enter into with the New PC at the Closing.

0.40

“Employee Benefit Plan” means any: (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan); (d) Employee Welfare Benefit Plan; or (e) any bonus, incentive, severance, stock option, stock purchase, short-term disability plan or other material fringe benefit plan, program or arrangement, including policies concerning holidays, vacations and salary continuation during short absences for illness or otherwise.

0.41

“Employee Pension Benefit Plan” has the meaning set forth in ERISA Section 3(2).

0.42

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA Section 3(1).

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0.43

“Environmental, Health, and Safety Requirements” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substance Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, injunctions, judgments, Orders, and rulings) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials (including petroleum products and asbestos) or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

0.44

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

0.45

“Execution Date” has the meaning set forth in the Preamble.

0.46

“Extended Time” has the meaning set forth in Section 7.

0.47

“Fair Market Value” has the meaning set forth in Section 4.4.

0.48

“Fiduciary” has the meaning set forth in ERISA Section 3(21).

0.49

“Financial Statements” has the meaning set forth in Section 5.8.

0.50

“Florida Act” and “Texas Act” have the meanings set forth in Section 2.1.

0.51

“Formula Period” has the meaning set forth in Section 4.4.

0.52

“Formula Period Profits” has the meaning set forth in Section 4.4.

0.53

“Formula Period Profits Statement” has the meaning set forth in Section 4.4.

0.54

“GAAP” means the United States generally accepted accounting principles in effect from time to time.

0.55

“Government Entities” has the meaning set forth in Section 2.14.

0.56

“HIPAA” has the meaning set forth in Section 5.36.

0.57

“Indemnified Party” has the meaning set forth in Section 11.4.

0.58

“Indemnifying Party” has the meaning set forth in Section 11.4.

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0.59

“Intended Installment Payment” has the meaning set forth in Section 4.4.

0.60

“Installment Payment” has the meaning set forth in Section 4.4.

0.61

“Installment Payment Conditions” has the meaning set forth in Section 4.4.

0.62

“Installment Payment Percentage Discount” has the meaning set forth in Section 4.4.

0.63

“Installment Payment Premium” has the meaning set forth in Section 4.4.

0.64

“Intellectual Property” means: (a) all trade secrets and confidential business information (including customer and supplier lists, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, pricing and cost information, and business and marketing plans and proposals); (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (d) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (e) all computer software (including data and related documentation); (f) all other proprietary rights; and (g) all copies and tangible embodiments thereof (in whatever form or medium).

0.65

“Interim Financial Statements” has the meaning set forth in Section 5.8.

0.66

“IRS” means the U.S.  Internal Revenue Service.

0.67

“Laws” has the meaning set forth in Section 2.14.

0.68

“Liability” means any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including, but not in any way limited to, any liability for Taxes.

0.69

“Material Adverse Effect” means a material event, circumstance and/or change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise), taken as a whole, which would result in a material impairment of the business, assets or results of operations or the ability of a Party to consummate the transaction contemplated hereby and the other transactions contemplated hereby.

0.70

“Managed Care Agreement” means any contract with a third party payor, including, without limitation, employers, insurance companies and managed care companies, to provide health care services to patients.

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0.71

“Management Services Agreement” means that certain Management Services Agreement by and among the Subsidiary, the New PC, the Shareholder and Carpenter (solely for purposes of Sections 4.8.2, 4.8.3, 11.5 and 14.20) to be dated as of the Closing Date.

0.72

“Medical and Non-Medical Assets” have the meanings set forth in Section 2.11.

0.73

“Medical Waste” has the meaning set forth in Section 5.38.

0.74

“Medical Waste Laws” has the meaning set forth in Section 5.38.

0.75

“Merger” has the meaning set forth in Section 2.1.

0.76

“Merger Agreement” means that certain Merger Agreement and Plan of Reorganization by and among the Subsidiary, Carpenter and REC, and any ancillary document thereto.

0.77

“Merger Consideration” has the meaning set forth in Section 4.1.

0.78

“Most Recent Year End” has the meaning set forth in Section 5.9.

0.79

“Multiemployer Plan” has the meaning set forth in ERISA Section 3(37).

0.80

“MWTA” has the meaning set forth in Section 5.38.

0.81

“NASDAQ” has the meaning set forth in Section 4.4.

0.82

“Net Equity Adjustment” has the meaning set forth in Section 4.3.

0.83

“Net Shareholder’s Equity” has the meaning set forth in Section 4.3.

0.84

“New PC” has the meaning set forth in the Recitals.

0.85

“Orders” has the meaning set forth in Section 2.14.

0.86

“PainCare” has the meaning set forth in the Preamble.

0.87

“PainCare Balance Sheet Date” has the meaning set forth in Section 6.8.

0.88

“PainCare Disclosure Documents” has the meaning set forth in Section 6.5.

0.89

“PainCare Shares” means any share of common stock, $.0001 par value per share, of PainCare.

0.90

“PainCare Stock Pledge Agreement” has the meaning set forth in Section 4.4.

0.91

“Party” and “Parties” have the meaning set forth in the Preamble.

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0.92

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

0.93

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company or partnership, a trust, a joint venture, an unincorporated organization, any other form of entity whatsoever, or a governmental entity (or any department, agency, or political subdivision thereof).

0.94

“Prohibited Transaction” has the meaning set forth in ERISA Section 406 and Code Section 4975.

0.95

“REC” has the meaning set forth in the Recitals.

0.96

“Registration Expenses” has the meaning set forth in Section 3.4.

0.97

“Reportable Event” has the meaning set forth in ERISA Section 4043.

0.98

“Required Cash” has the meaning set forth in Section 4.3.

0.99

“Restricted Period” has the meaning set forth in Section 12.1.

0.100

“Securities Act” means the Securities Act of 1933, as amended.

0.101

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

0.102

“Security Interest” means any lien, claim, encumbrance, mortgage, hypothecation, pledge, or other security interest, excluding purchase money security interests arising in the ordinary course of business and liens arising by operation of law for Taxes not yet due and payable.

0.103

“Shareholder” has the meaning set forth in the Preamble, and shall further include any individual who acquires shares of the Company stock, or the PainCare Shares, pursuant to the terms of this Agreement.

0.104

“Statutory Merger Time” has the meaning set forth in Section 2.3.

0.105

“Subchapter S” has the meaning set forth in the Code.

0.106

“Subsidiary” has the meaning set forth in the Preamble.

0.107

“Surviving Corporation” has the meaning set forth in Section 2.1.

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0.108

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, production, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including interest, penalty, or additions thereto, whether disputed or not, and whether or not accrued on the Financial Statements.

0.109

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

0.110

“Territory” has the meaning set forth in 12.1.

0.111

“Third Party Claim” has the meaning set forth in Section 11.4.

0.112

“Threshold” has the meaning set forth in Section 11.6.

0.113

“Trade Secrets” has the meaning set forth in Section 12.5.

0.114

“Transaction” has the meaning set forth in Section 2.1.

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